Filed Pursuant to Rule 424(b)(3)

Registration No. 333-288051

PROSPECTUS SUPPLEMENT NO. 1

(to prospectus dated June 20, 2025)

Up to a Maximum of 10,000,000 Shares of Common Stock

Heritage Distilling Holding Company, Inc.

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated June 20, 2025 (as supplemented or amended from time to time, the “Prospectus”), with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) August 11, 2025 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus relates to the resale from time to time by C/M Capital Master Fund, LP, a Delaware limited partnership (the “Investor”), of up to 10,000,000 shares of our common stock, par value $0.0001 per share, of the up to $15,000,000 in aggregate gross purchase price of shares of common stock (the “ELOC Shares”), which would represent approximately 13,636,364 shares based on the closing price of our shares on The Nasdaq Capital Markets (“Nasdaq”) on January 22, 2025 of $1.10 per share (the “Market Price” based on the closing price on that date), that have been or may be issued by us to the Investor pursuant to the Securities Purchase Agreement, dated as of January 23, 2025, between our company and the Investor (the “ELOC Purchase Agreement”), establishing a committed equity facility (the “Facility” or “Equity Line of Credit”). Of the 10,000,000 shares of our common stock originally registered under the registration statement of which the Prospectus forms a part, 6,962,810 shares have been sold as of the date of this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is listed on Nasdaq under the symbol “CASK.” Pursuant to the ELOC Purchase Agreement, for purposes of establishing the Market Price, the last reported sale price of our common stock on Nasdaq on January 22, 2025 was $1.10 per share. On August 14, 2025, the closing sale price of our common stock was $0.49. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our shares in “Risk Factors” beginning on page 12 of the Prospectus and the risk factors in any accompanying prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 15, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2025

HERITAGE DISTILLING HOLDING COMPANY INC.

(Exact name of registrant as specified in charter)

Delaware	001-42411	83-4558219
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9668 Bujacich Road Gig Harbor, Washington	98332
(Address of Principal Executive Offices)	(zip code)

(253) 509-0008

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CASK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2025, Heritage Distilling Holding Company, Inc. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement” and collectively the “Subscription Agreements”) with certain institutional and accredited investors (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company, subject to the restrictions and satisfaction of the conditions in the Subscription Agreements, has agreed to sell in a private placement (the “Offering”) to the Investors an aggregate of 183,478,891 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to acquire in the aggregate up to 186,900,000 shares of Common Stock. The purchase price for the Shares is $0.6043 per share (the “Share Price”) and the purchase price for the Pre-Funded Warrants is equal to the Share Price less $0.0001, or $0.6042 per Pre-Funded Warrant.

Included among the Investors in the Offering are Story Foundation, the entity behind the Story Network (“Story Foundation”), which has agreed to purchase 9,295,141 Shares and Pre-Funded Warrants to purchase 85,000,000 shares of Common Stock; Justin Stiefel, the Company’s Chairman and Chief Executive Officer, who has agreed to purchase 3,309,614 Shares; and Andrew Varga, a director of the Company, who has agreed to purchase 300,000 Shares.

Of the total $223,819,964 purchase price for the Shares and the Pre-Funded Warrants, $50,862,166 is expected to be paid in cash, $49,137,833 is expected to be paid in the cryptocurrency stablecoin commonly referred to as USDC (“USDC”), based on a purchase price of $1.00 per USDC, and $123,819,949 is expected to be paid in the native cryptocurrency of the Story Network, referred to as $IP Tokens (“$IP Tokens”), which will be valued for purpose of the Subscription Agreement at (i) $5.2413 (representing a 20% discount from the closing price of $IP Tokens on August 8, 2025 as reported by CoinMarketCap.com) in the case of the Story Core Contributors (as defined in the Subscription Agreements), (ii) $3.40 (representing an approximate 48% discount from the closing price of $IP Tokens on August 8, 2025 as reported by CoinMarketCap.com) in the case of Story Foundation, or (iii) $6.5516 (the reported closing price of $IP Tokens on August 8, 2025 as reported by CoinMarketCap.com) in the case of all other Investors.

The Offering is expected to close on or about August 13, 2025, subject to the satisfaction of customary closing conditions. The Company intends to use (a) up to $4.0 million of the net proceeds from the Offering for general corporate purposes initiated after the closing, (b) up to $0.6 million for pre-existing working capital commitments or obligations, and (c) at least $80.0 million to purchase $IP Tokens from Story Foundation at a price per $IP Token of $3.40. The balance of the net proceeds will be used to purchase or otherwise acquire $IP Tokens and for the establishment of the Company’s cryptocurrency treasury operations to the extent consistent with the Company’s investment policy as amended or otherwise modified from time to time. The Company shall not use more than $7.0 million of such proceeds: (i) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (ii) for the redemption of any Common Stock or (iii) for the settlement of any outstanding litigation. In connection with the announcement of the Offering, the Company announced the launch of its digital asset treasury reserve strategy, to be effective upon the closing of the Offering, pursuant to which the Company plans to use $IP Tokens as its primary treasury reserve asset on an ongoing basis.

The Pre-Funded Warrants

The Pre-Funded Warrants to be issued pursuant to the Subscription Agreements will be exercisable to purchase an aggregate of 186,900,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.0001 per share. The Pre-Funded Warrants will be exercisable in cash or by means of a cashless exercise and will not expire until the date the Pre-Funded Warrants are fully exercised. The exercise price of the Pre-Funded Warrants is subject to adjustment for stock dividends, stock splits, recapitalizations and the like. A holder (together with its affiliates) may not exercise any portion of a Pre-Funded Warrant to the extent that the holder would own more than a specified percentage of the Company’s outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”), such percentage to be either 4.99% or 9.99% as determined by the Investor at the time of purchase of the Pre-Funded Warrant, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Following approval of the Offering by the Company’s stockholders, as discussed below, a holder of Pre-Funded Warrants may request the permanent suspension of the Beneficial Ownership Limitation from such holder’s Pre-Funded Warrants.

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The Subscription Agreements

The Subscription Agreements contain representations and warranties of the Company and the Investors, which are typical for transactions of this type. The Subscription Agreements also obligate the Company to indemnify the Investors and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by the Company, (ii) any breach of any obligation of the Company, and (iii) certain claims by third parties. In addition, the Subscription Agreements contain customary covenants on the Company’s part that are typical for transactions of this type, as well as the following additional covenants:

(i)	the Company agreed that, effective upon the closing of the Offering, the Company will adopt a treasury reserve policy, under which the Company’s treasury reserve assets will consist of (i) cash and cash equivalents and short-term investments (“Cash Assets”) that exceed working capital requirements and (ii) $IP Tokens that will serve as the primary treasury reserve asset of the Company on an ongoing basis, subject to market conditions and anticipated needs of the business for Cash Assets and oversight by the Digital Assets Committee of the Company’s board of directors (the “Board”);

(ii)	the Company agreed to increase the reserve under the Company’s 2024 Equity Incentive Plan (the “Incentive Plan”) to 35 million shares of Common Stock and to seek stockholder approval of such increase;

(iii)	the Company agreed to use its commercially reasonable efforts to hold a special stockholder meeting (the “Special Meeting”) no later than September 30, 2025 (or October 20, 2025 if the Securities and Exchange Commission (the “SEC”) conducts a review of the preliminary proxy statement filed by the Company in connection with such stockholder meeting), at which the Company would solicit its stockholders’ affirmative vote for, among other matters, approval of its issuance of the Securities (as defined in the Subscription Agreement), the Advisory Warrants (as defined below), the Advisory Warrant Shares (as defined below) and other securities issued or issuable to advisors of the Company in accordance with the applicable law and the rules and regulations of Nasdaq and approval of the increase in the share reserve under the Incentive Plan; and

(iv)	the Company agreed that, following receipt of stockholder approval of the issuance of the Securities at the Special Meeting, it will take all necessary corporate action such that (a) the authorized size of the Board shall be eight members, (b) at least three and up to five individuals designated by Story Foundation shall be appointed to the Board (each a “New Director” and collectively, the “New Directors”), (c) the Technology and Cryptocurrency Committee of the Board shall be reconstituted as the Digital Assets Committee with an updated committee charter to be adopted, which committee shall be comprised solely of the New Directors and will be chaired by a New Director, (d) certain of the New Directors will be appointed as members of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Board, as designated by Story Foundation, and (e) an individual designated by Story Foundation shall be appointed as the Chief Investment Officer of the Company.

Registration Rights Agreement

In connection with the Offering, on August 11, 2025, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to, among other things, file a resale registration statement (the “Registration Statement”) with the SEC on or prior to the date that is 15 days following the date of the Registration Rights Agreement (the “Filing Deadline”) to register for resale (i) the shares of Common Stock issued in the Offering, and (ii) the Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants. The Company may include in the Registration Statement certain other outstanding shares of Common Stock and shares of Common Stock issuable upon the exercise of certain other outstanding warrants of the Company. The Company has agreed to use its best efforts to cause the Registration Statement to be declared effective as promptly as possible, but in no event later than (X) 30 days (or 90 days if the Registration Statement is subject to a review by the SEC) after the earlier of (A) the Filing Deadline and (B) the date the Registration Statement was filed with the SEC, or (Y) five business days after the date the Company receives written notification from the SEC that the Registration Statement will not be reviewed. The Company agreed to use its best efforts to maintain the effectiveness of the Registration Statement until such time as there are no Registrable Securities (as such term is defined in the Registration Rights Agreement) remaining.

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In the Registration Rights Agreement, the Company has granted to the Investors, and the Investors have granted to the Company, customary indemnification rights.

Advisory Warrants and Restricted Stock Units

In anticipation of the Offering, between June 19, 2025 and August 10, 2025, the Company entered into advisory and implementation agreements (the “Advisory Agreements”) with Open World, Inc. and certain of its management and affiliates, S.Y. Lee, Founder and CEO of PIP Labs, original creator of Story, and certain other advisors to the Company (each an “Advisor” and collectively, the “Advisors”), pursuant to which the Advisors will provide certain consulting, strategy and business development services to the Company related to the establishment by the Company of a treasury function in certain non-security cryptocurrencies, including $IP Tokens. Pursuant to the Advisory Agreements, the Company will issue to certain Advisors, upon receipt of stockholder approval of the issuance of such shares at the Special Meeting, an aggregate of 6,416,168 shares of Common Stock and, upon the closing of the Offering, warrants to purchase up to an aggregate of 17,400,000 shares of Common Stock for a purchase price of $0.01 per share, consisting of: (i) warrants to purchase up to 3,875,000 shares of Common Stock that will vest on the earlier of three months following the issue date or the date on which the closing price of the Common Stock equals or exceeds $1.00 per share (the “First Tranche Warrants”), (ii) warrants to purchase up to 4,075,000 shares of Common Stock that will vest on the earlier of six months following the issue date or the date on which the closing price of the Common Stock equals or exceeds $1.50 per share (the “Second Tranche Warrants”), (iii) warrants to purchase up to 4,200,000 shares of Common Stock that will vest on the earlier of six months following the issue date or the date on which the closing price of the Common Stock equals or exceeds $2.00 per share (the “Third Tranche Warrants”), and (iv) warrants to purchase up to 5,250,000 shares of Common Stock that will vest in 12 equal monthly installments of 437,500 shares beginning on the issue date so that all of such warrants are vested 12 months following the issue date (the “Fourth Tranche Warrants” and together with the First Tranche Warrants, the Second Tranche Warrants and the Third Tranche Warrants, the “Advisory Warrants”), with each warrant exercisable only upon receipt of stockholder approval of the issuance of the Advisory Warrant Shares (as defined below) at the Special Meeting and subject to vesting, forfeiture and such other terms as are set forth therein. The shares of Common Stock issuable upon exercise of the Advisory Warrants are referred to herein as the “Advisory Warrant Shares.” Each of the Advisory Warrants expires five years from the date of issuance. The Advisory Warrants contain incidental registration rights, pursuant to which the Company is required to register the Advisory Warrant Shares for resale in the Registration Statement to be filed by the Company pursuant to the Registration Rights Agreement. In addition, in the Advisory Agreement of one of the Advisors, the Company agreed to grant to such Advisor 2,500,000 restricted stock units under the Company’s Incentive Plan following the receipt of stockholder approval of the increase in the number of shares of Common Stock reserved for issuance under the Incentive Plan at the Special Meeting, and in the Advisory Agreement of another Advisor, the Company agreed to grant to such other Advisor under the Incentive Plan restricted stock units having a value equal to $250,000.

Placement Agency Agreement

In connection with the Offering, the Company entered into a Placement Agency Agreement, dated as of August 11, 2025 (the “Agency Agreement”), with Cantor Fitzgerald & Co. and Roth Capital Partners, LLC, as placement agents (the “Placement Agents”), for the Offering. Pursuant to the Agency Agreement, the Company agreed to pay to the Placement Agents (i) a cash fee equal to 6.0% of the gross proceeds from any sale of securities (inclusive of consideration for securities paid in the form of digital assets) in the Offering (or 3.0% of such gross proceeds for sales to certain listed investors and no cash fee for sales to Story Foundation or certain affiliates of Story Foundation or the Company) and (ii) warrants to purchase shares of Common Stock equal to 3.0% of the number of shares of Common Stock and Pre-Funded Warrants that are issued in the Offering for cash consideration or stablecoin (i.e. USDC), initially with an exercise price of $0.01 per share and a five-year term (the “Agent Warrants”), subject to the same reductions in amount as applied to the cash fee. The shares of Common Stock issuable upon exercise of the Agent Warrants are referred to herein as the “Agent Warrant Shares.” The Company also agreed to reimburse the expenses of the Placement Agents up to a maximum of $300,000 in the aggregate.

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The Agency Agreement contains representations and warranties of the Company, which are typical for transactions of this type. In addition, the Company has granted to the Placement Agents customary indemnification rights in connection with the Agency Agreement.

General

The foregoing summaries of the Pre-Funded Warrants, Advisory Warrants, Agent Warrants, Subscription Agreements, Registration Rights Agreement and Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the offer and sale of the Shares and the Pre-Funded Warrants to the Investors, the issuance of the shares of Common Stock and the Advisory Warrants to the Advisors and the issuance of the Agent Warrants to the Placement Agents is incorporated herein by reference. The Shares, the shares of Common Stock issuable to Advisors pursuant to the Advisory Agreements and the Pre-Funded Warrants, the Advisory Warrants and the Agent Warrants were issued and sold by the Company, and the future issuance of shares of Common Stock pursuant to the exercise of the Pre-Funded Warrants, the Advisory Warrants and the Agent Warrants will be issued and sold by the Company, in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration with respect to the Shares and the Pre-Funded Warrants based in part on representations made by the Investors. These securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 8.01 Other Information.

In connection with the Offering and related transactions described herein, the Company included in Addendum A to the Subscription Agreements certain risk factors disclosure applicable to its business and the Offering. The risk factors disclosure included in Addendum A to the Subscription Agreements, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference. For the avoidance of doubt, such information incorporated by reference into this first paragraph of Item 8.01 shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On August 11, 2025, the Company issued a press release announcing the Offering and related transactions, including the launch of its digital asset treasury strategy. The Company intends to continue to pursue its current lines of business in addition to the pursuit of its digital asset treasury strategy.

In connection with the Offering, the Company delivered an investor presentation to potential investors on a confidential basis.

The press release and investor presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 8.01 by reference. The information incorporated by reference into this Item 8.01 from Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

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Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the anticipated benefits and timing of the completion of the Offering and related transactions, the intended use of proceeds from the Offering, the Company’s proposed digital asset treasury strategy, the digital assets to be held by the Company and the expected benefits from the transactions described herein. Each forward-looking statement contained in this Current Report on Form 8-K is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the Offering and related transactions, including the proposed digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of $IP Tokens and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified in Addendum A to the form of Subscription Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the SEC.

The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this Current Report on Form 8-K. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this Current Report on Form 8-K speak only as of the date of this report, and we undertake no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Advisory Warrant
4.3	Form of Placement Agent Warrant
10.1*	Form of Subscription Agreement, dated as of August 11, 2025, between the Company and each Subscriber (as defined therein)
10.2	Form of Registration Rights Agreement, dated as of August 11, 2025, between the Company and each Purchaser (as defined therein)
10.3*	Placement Agency Agreement, dated as of August 11, 2025, among the Company, Cantor Fitzgerald & Co. and Roth Capital Partners, LLC
99.1	Press Release, dated August 11, 2025
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2025	HERITAGE DISTILLING HOLDING COMPANY INC.

	By:	/s/ Justin Stiefel
Justin Stiefel
Chief Executive Officer

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Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

FORM OF PRE-FUNDED COMMON STOCK PURCHASE WARRANT
HERITAGE DISTILLING HOLDING COMPANY, INC.

Warrant Shares: [•]

Date of Issuance: [•], 2025 (such date, the “Issue Date”)

Warrant No.: [•]

THIS PRE-FUNDED COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [____________________] or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth herein, at any time on or after the Issue Date until this Warrant is exercised in full, to subscribe for and purchase from Heritage Distilling Holding Company, Inc., a Delaware corporation (the “Company”), up to [●] shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 3(a).

Section 1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a)	“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(b)	“Bloomberg” means Bloomberg Financial Markets.

(c)	“Business Day” means any day except any Saturday, any Sunday, any day that is a federal legal holiday in the United States or any day on which the Trading Market is authorized or required by law or other governmental action to close.

(d)	“Common Stock Equivalent” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock, including, without limitation, any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

(e)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)	“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(g)	“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Common Stock that is in effect on the date of delivery of an applicable exercise notice, which as of the Issue Date was “T+1”.

(h)	“Trading Day” means any day on which the Common Stock is traded on the Trading Market.

(i)	“Trading Market” means the principal securities exchange or securities market, including an over-the-counter market, on which the Common Stock is then traded in the United States.

(j)	“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Trading Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 6(m) with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period pursuant to Section 4.

Section 2. Warrant Register. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is assigned pursuant to the terms hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 3. Exercise.

(a)	Exercise of Warrant. Subject to the terms and conditions hereof, the purchase rights represented by this Warrant may be exercised, in whole or in part, at any time or times on or after the Issue Date by delivery (whether via facsimile, e-mail or otherwise) to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the Warrant Register) of a duly executed copy of the Notice of Exercise form annexed hereto (the “Notice of Exercise”) and by payment to the Company of an amount equal to the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer (or by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined below) in accordance with Section 3(c) hereof). The aggregate exercise price of this Warrant, except for the nominal $0.0001 per share, was pre-funded to the Company on or before the Issue Date, and consequently no additional consideration (other than the nominal $0.0001 per share) shall be required to be paid by the Holder to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-funded exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per share of Common Stock under this Warrant shall be $0.0001, subject to adjustment hereunder (the “Exercise Price”). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the exercise notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant (as defined below) evidencing the right to purchase the remaining number of Warrant Shares, if any. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)	Mechanics of Exercise.

(i)	Delivery of Warrant Shares Upon Exercise. Upon exercise of this Warrant, the Company shall promptly (but in no event later than the number of Trading Days comprising the Standard Settlement Period): (1) credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian system provided that the transfer agent is then a participant in the DTC Fast Automated Securities Transfer Program (“FAST Program”) if either (A) there is an effective registration statement permitting the issuance of such Warrant Shares to or resale of such Warrant Shares by the Holder or (B) such Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 promulgated under the Securities Act, or (2) otherwise issue such Warrant Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share register. This Warrant shall be deemed to have been exercised upon proper delivery of the Notice of Exercise and payment of the Exercise Price (or notification of Cashless Exercise) in accordance with the terms hereof. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (or notification of Cashless Exercise, if applicable) is received on the same Trading Day as the Notice of Exercise. The Company shall maintain a transfer agent that is a participant in the FAST Program so long as this Warrant remains outstanding and exercisable. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if issued in restricted book-entry form, will contain a customary legend to the effect that the Warrant Shares are not registered. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise within the Standard Settlement Period, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Weighted Average Price of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after the Standard Settlement Period) for each Trading Day after such Standard Settlement Period until such Warrant Shares are delivered to said Holder or the Holder rescinds such exercise.

(ii)	Delivery of New Warrant Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)	Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if within the Standard Settlement Period the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 3(b)(i) above pursuant to an exercise (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall promptly, and in any event within two (2) Business Days, either (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, or (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of this Warrant with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(iv)	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fractions in an amount equal to such fraction multiplied by the Exercise Price or round up to the nearest whole share of Common Stock.

(v)	Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company, and such shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for any Notice of Exercise and all fees to the DTC (or another established clearing corporation performing similar functions) required for electronic delivery of the Warrant Shares.

(vi)	Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

(vii)	Restrictive Legends. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise and the Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof a registration statement registering the sale or resale of the Warrant Shares has been declared effective and is no longer effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the Holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such Holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not supersede the ability of the Company to issue, or any Holder to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

(viii)	Rescission Rights. If the Company fails to cause the Company’s transfer agent to transmit to the Holder the Warrant Shares pursuant to Section 3(b)(i) within the Standard Settlement Period, then the Holder will have the right to rescind such exercise prior to the transmission of such Warrant Shares.

(c)	Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may exercise this Warrant, whether in whole or in part, and in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, by effecting a cashless exercise of this Warrant pursuant to which the Holder shall receive upon such cashless exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A	= the total number of shares of Common Stock with respect to which this Warrant is then being exercised.

B	= the Weighted Average Price of the shares of Common Stock on the date immediately preceding the date of the Notice of Exercise.

C	= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a Cashless Exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrant being exercised, and the holding period of the Warrant being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 3(c).

In the event that a registration statement registering the issuance of the Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then the Warrant may only be exercised through a cashless exercise, as set forth in this Section 3. Except as set forth in Section 3(b)(iii) (Buy-In remedy) and Section 3(b)(iv) (payment of cash in lieu of fractional shares), in no event will the exercise of this Warrant be settled in cash.

(d)	Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with (i) the Holder’s Affiliates, (ii) any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates, and (iii) any other Persons whose beneficial ownership of the shares of Common Stock would or could be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Beneficial Ownership Limitation, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Exercise from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Exercise would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Beneficial Ownership Limitation, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Notice of Exercise (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be [4.99%/9.99%] of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(d), provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 3(d) shall continue to apply, provided further that the Holder may suspend the Beneficial Ownership Limitation in its entirety if, and for so long as, such Beneficial Ownership Limitation is not required to be in effect to ensure compliance with applicable Nasdaq listing requirements with respect to stockholder approval. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(e)	Notwithstanding anything to the contrary contained in any section herein, the Company agrees to comply with any applicable rules of the Trading Market with respect to the issuance of the Warrant Shares to the Holder and to take any action required by such rules to issue such Warrant Shares.

Section 4. Certain Adjustments.

(a)	Subdivision or Combination of Common Stock. During such time as this Warrant is outstanding, if the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. During such time as this Warrant is outstanding, if the Company combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)	Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 4(a) above, if during such time as this Warrant is outstanding the Company grants, issues or sells any rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including, without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder together with any Affiliates and Attribution Parties collectively beneficially owning in excess of the Beneficial Ownership Limitation), then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder together with any Affiliates and Attribution Parties exceeding the Beneficial Ownership Limitation.

(c)	Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of any class of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (other than as a result of a stock dividend covered by Section 4(a) above) (a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including, without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution; provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder together with any Affiliates and Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as either its right thereto would not result in the Holder together with any Affiliates and Attribution Parties exceeding the Beneficial Ownership Limitation.

(d)	Fundamental Transaction. If, at any time while this Warrant is outstanding (i) the Company, directly or indirectly, in one or more related transactions, effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of capital stock who tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company, directly or indirectly, in one or more related transactions, consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company, directly or indirectly, in one or more related transactions, effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 4(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 3(d) above on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable, if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein; provided, that to the extent that the Holder’s right to receive any such Alternate Consideration would result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to receive such Alternate Consideration to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Alternate Consideration (and beneficial ownership) to such extent) and at the Holder’s election, in its sole discretion, either (1) such Alternate Consideration to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such right (and any Alternate Consideration granted, issued or sold on such initial receipt or on any subsequent receipt to be held similarly in abeyance) to the same extent as if there had been no such limitation) or (2) the Company shall offer the Holder the right upon receipt of such Alternate Consideration to acquire a security (e.g., a pre-funded warrant) that would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation but will otherwise to the extent possible have economic and other rights, preferences and privileges substantially consistent and on par with the securities or other property issuable upon exercise of the originally offered Alternate Consideration. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Any such payment of such amount of such Alternate Consideration shall be made in the same form of consideration (whether securities, cash or property) as is given to the holders of Common Stock in such Fundamental Transaction, and if multiple forms of consideration are given, the consideration shall be paid to the Holder in the same proportion as such consideration is paid to the holders of Common Stock. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (d) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent Fundamental Transaction. The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 3(c) or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (d) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type.

(e)	Calculations. For purposes of this Section 4, any calculation of the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall not include treasury shares, if any.

(f)	Par Value Limitation. Nothing herein shall be construed to allow for the Exercise Price per share to be reduced to below the par value of the Common Stock.

Section 5. Transfer of Warrant. Subject to compliance with all applicable securities laws, the Company shall, or will cause its transfer agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, together with a written assignment of this Warrant substantially in the form annexed hereto duly executed by the Holder, and payment for all applicable transfer taxes (if any) by the Holder. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its transfer agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 5. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

Section 6. Miscellaneous.

(a)	No Rights as Stockholder Until Exercise. Except as expressly set forth in Section 4, this Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 3. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)	Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)	Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)	Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of authorized but unissued shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (without regard to any limitations on exercise contained herein). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action (including any Fundamental Transaction), in each case, in order to avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)	Governing Law. This Warrant, and any claim or cause of action hereunder based upon, arising out of or related to this Warrant (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Warrant, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS WARRANT AND THE DOCUMENTS REFERRED TO IN THIS WARRANT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS WARRANT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6(e) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6(e).

(f)	Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(g)	Notices.

(i)	Notice Procedures. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (iii) when sent, with no mail undeliverable, “bounceback” or other rejection notice, if sent by email or (iv) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

If to the Company:

Heritage Distilling Holding Company, Inc.

9668 Bujacich Road

Gig Harbor, Washington 98332

Attention: Justin Stiefel, CEO

Email: justin@heritagedistilling.com

With copy to:

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Attention: Eric M. Hellige, Esq.

Email: ehellige@pryorcashman.com

If to the Holder:

To the address, email address or facsimile number set forth in the Warrant Register, or as otherwise provided by the Holder to the Company in accordance with this Section 6(g)(i).

(ii)	Adjustment to Exercise Price. Whenever the Exercise Price or number of Warrant Shares is adjusted pursuant to any provision of Section 4, the Company shall promptly provide the Holder a notice setting forth the Company’s good faith adjustment of the Exercise Price and number of Warrant Shares after such adjustment and setting forth a description of the transactions giving rise to such adjustments and a detailed statement of the facts upon which such adjustment is based.

(iii)	Notice to Allow Exercise by the Holder. After the Issue Date, if (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, including any Distribution, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, including any Purchase Right, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, including any Fundamental Transaction, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register, at least ten calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall promptly file such notice with the SEC pursuant to a Current Report on Form 8-K.

(h)	Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(i)	Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 3(c) herein or to receive cash payments pursuant to Sections 3(b)(i) and 3(b)(iii), in no event shall the Company be required to net cash settle an exercise of this Warrant.

(j)	Successors and Assigns. Except as otherwise provided herein, this Warrant and the rights and obligations evidenced hereby shall be binding upon, and inure to the benefit of, the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(k)	Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder. No amendment or modification of any Warrant shall be made unless the same is also offered to all holders of Warrants. In addition, no consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Warrant unless the same consideration (other than the reimbursement of legal fees) also is offered to all holders of the Warrants issued by the Company on the Issue Date.

(l)	Severability. If any provision of this Warrant shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Warrant shall not in any way be affected or impaired thereby and shall continue in full force and effect

(m)	Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations in writing within two Business Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days, submit in writing (i) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (ii) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause, at its expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Company was correct and such determination by the Holder was incorrect, in which case the expenses of the investment bank and accountant will be borne by the Holder.

(n)	Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

HERITAGE DISTILLING HOLDING COMPANY, INC.

By:
Name:
Title:

[Signature Page to Pre-Funded Warrant]

NOTICE OF EXERCISE

To: Heritage Distilling Holding Company, Inc.

(1)	The undersigned holder of Warrant No. hereby elects to purchase Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)	Payment shall take the form of (check applicable box):

☐	Cash Exercise: lawful money of the United States; or

☐	Cashless Exercise: the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 3(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 3(c).

(3)	Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by delivery by book entry on the transfer accounts records to:

Name of Holder

By:
Name:
Title:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.)

(Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [  ] all of or [  ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is:

Dated:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever.

Exhibit 4.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

HERITAGE DISTILLING HOLDING COMPANY, INC.

Warrant Shares: ________	Issue Date: August __, 2025

Exercise Term Trigger: [ ___- months]1

Exercise Trigger Price: [$____ per share]2

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, __________. or its assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, including, without limitation, the receipt by the Company (as defined below) of the approval of its stockholders of the issuance of this Warrant as required by o Nasdaq Listing Rule 5635(c), at any time on or after the Exercise Trigger Date (as defined in Section 4 below) and on or prior to 5:00 p.m., New York City Time, on August __, 2030 (the “Automatic Exercise Date”) but not thereafter, to subscribe for and purchase from Heritage Distilling Holding Company, Inc., a Delaware corporation (the “Company”), a number of shares (the “Warrant Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), as shown above. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 1(c). Certain terms used in this Warrant are defined in Section 4 hereof.

13 months, 6 months or vesting over 12 months

2 $1.00, $1.50 or $2.00 depending on the warrant

1

This Warrant is being issued pursuant to that certain Advisory Agreement, dated [______], 2025 between the Holder and the Company.

1. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Exercise Trigger Date and on or before the Automatic Exercise Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto and within two (2) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 1(d) below. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. If, immediately prior to the Automatic Exercise Date, there remain any Warrant Shares subject to this Warrant, then this Warrant shall be deemed to have been automatically exercised by the Holder, in full, immediately prior to the Automatic Exercise Date on a cashless exercise basis (in accordance with Sections 3(d) and (e) below). The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

In no event shall this Warrant be exercised until the Company has received stockholder approval of the issuance of this Warrant as required by Nasdaq Listing Rule 5635(c).

(b) Exercise Basis. The maximum number of shares of Common Stock that may be acquired under this Warrant shall be as stated above.

(c) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.01, subject to adjustment as set forth in Section 2 (the “Exercise Price”).

(d) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” pursuant to Section 1(e).

If Warrant Shares are issued pursuant to this Section 1(d), the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of this Warrant. The Company agrees not to take any position contrary to this Section 1(d).

2

(e) Cashless Exercise Formula. If this Warrant is exercised pursuant to Section 1(d), then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

A =	the Closing Price of the Common Stock on the Exercise Date;

B =	the Exercise Price of this Warrant, as adjusted hereunder; and

X =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

(f) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement under the Securities Act registering the resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is five (5) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 1(f)(vi) prior to the issuance of such shares, having been paid.

ii. Delivery of New Warrant Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 1(f)(i) by the Warrant Share Delivery Date, then the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the weighted average price of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Standard Settlement Period) for each Trading Day after such Standard Settlement Period until such Warrant Shares are delivered to said Holder or the Holder rescinds such exercise.

3

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company) on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored at the time of the Warrant Share Delivery Date (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

4

(g) Holder’s Exercise Limitations. The Company shall not affect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to this Section 1 (other than the provisions of Section 1(d)), to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 1(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(g) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(g), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, which request shall be provided on or prior to 10:00 am, New York City time, on any Trading Day, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving affect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(g), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving affect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 1(g) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(h) Registration Rights.

i. Piggyback Registration Rights. The Holder shall have the right, for a period commencing on the Issue Date and ending on the earlier of (i) five years from the Issue Date, or (ii) the date that all Warrant Shares are eligible for resale by the Holder in compliance with Rule 144, to include any and all of the Warrant Shares underlying the Warrants (the “Registrable Securities”) as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities.

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ii. Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 5(a) and 5(b) hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than ten (10) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company during the five (5) year period following the Initial Exercise Date until such time as all of the Registrable Securities have been sold by the Holder or are eligible for resale by the Holder in compliance with Rule 144. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice within five (5) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 5(b); provided, however, that such registration rights shall terminate on the Automatic Exercise Date.

2. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 2(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. In no event shall any adjustment to the Exercise Price, pursuant to this Section 2(a), reduce the Exercise Price below the par value of the Common Stock.

(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 2(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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(c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, upon the exercise of this Warrant, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(e) Notice to Holder.

i. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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(f) Notwithstanding the provisions of Section 2(a) through 2(e) above, whenever any event requiring an adjustment to the Exercise Price or the number of shares issuable upon exercise of this Warrant shall occur prior to the date on which the Exercise Price or the number of shares issuable upon exercise of this Warrant shall be determined pursuant to the terms of this Warrant, such adjustment shall be effected upon the determination of the Exercise Price or number of shares, as the case may be, and any notice thereof to the Holder required by Section 2(e) shall thereafter be promptly provided to the Holder pursuant to Section 2(e).

3. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 3(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company (which may be done digitally or eletronically, if this Warrant is in digital form) within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register; Registration. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall register the shares underlying this Warrant in the next registration statement it files under the Securities Act for a Qualified Transaction.

(d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to either Rule 144 or Section 4a1 of the Securities Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, make usual and customary representations as to investment intent to the Company.

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(e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

4. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings set forth in this Section 4:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Price” means, with respect to any Trading Day, the last quoted price of the Common Stock on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg.

“Common Stock Equivalents” means any securities of the Company or of the Company’s subsidiaries that would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Trigger Date” means after the receipt of approval of this Warrant by the Company’s stockholders as required by Nasdaq Listing Rule 5635(c), the earlier of (i) [___-months]3 from the Issue Date of this Warrant or (ii) the day following the Issue Date of this Warrant on which the Closing Price of the Common Stock on any Trading Day equals or exceeds [$_____]4 per share (the “Exercise Trigger Price”), subject to adjustment for stock splits, stock combinations or the like of the Common Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Qualified Transaction” means a financing in which the Company receives gross proceeds in excess of $100 million in the form of cash and/or cryptocurrency, a significant amount of the net proceeds of which are designed for the Company to acquire and hold cryptocurrency as part of a cryptocurrency treasury strategy.

3 3 months, 6 months or vesting equally over 12 months

4 $1.00, $1.50 or $2.00

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“Qualified Transaction Date” means the first date on which a Qualified Transaction closes.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Trading Market for the Common Stock is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the Cboe BZX Exchange, Inc. (or any successors to any of the foregoing).

“Transfer Agent” means Equiniti Trust Company, LLC or such other Person or any successor transfer agent of the Company in respect of the Common Stock.

5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1(e)(i), except as expressly set forth in Section 2.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares.

i. The Company covenants that, during the period the Warrant is outstanding, in the event the number of shares required to allow for the full exercise of this and Warrant and other warrants issued by the Company are not authorized in the Company treasury, the Company will seek stockholder approval to authorize such shares, and once such shares are authorized it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. To the extent the Holder desires to exercise this Warrant but the number of authorized shares in the Company’s treasury are not available, the Automatic Exercise Date will be extended by the number of days in which the Holder is unable to exercise this Warrant due solely to the lack of authorized shares plus one year. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the proper exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the proper exercise of the purchase rights represented by this Warrant will, upon proper exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued to the extent the shares are authorized and available, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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ii. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from stockholders and any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

iii. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the laws of the State of Delaware as they are applied to contracts executed, delivered and to be wholly performed within the State of Washington.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and if the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Automatic Exercise Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

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(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the either party to the other shall be delivered in by recognized overnight courier, facsimile or email as follows:

If to the Holder:

Name:

Address:

Email:

If to the Company:

Heritage Distilling Holding Company, Inc.

9668 Bujacich Road

Gig Harbor, WA 98332

Attn: Chief Executive Officer

Email: stockholder.info@heritagedistilling.com

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(k) Amendment. No provision of this Warrant may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(l) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(m) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

HERITAGE DISTILLING HOLDING COMPANY, INC.

By:
Name:	Justin Stiefel
Title:	Chief Executive Officer

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NOTICE OF EXERCISE

TO: HERITAGE DISTILLING HOLDING COMPANY, INC.

(1)	The undersigned hereby elects to purchase____________Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)	Payment shall take the form of (check applicable box):

☐ lawful money of the United States.
☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)	(Optional) If the exercise is being done cashlessly, the net number of shares to be received is

__________________.

(4)	Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(5)	The Warrant Shares shall be delivered to the undersigned’s account with the following transfer agent or to the following DWAC Account Number:

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[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________

Signature of Authorized Signatory of Investing Entity:___________________________________

Name of Authorized Signatory:_____________________________________________________

Title of Authorized Signatory ______________________________________________________

Date: ________________________________________________________________________

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ASSIGNMENT FORM

(To assign all or a portion of the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, all rights evidenced by this Warrant to purchase the following number of shares of Common Stock issuable upon exercise of this Warrant are hereby assigned as follows:

___________________ shares of Common Stock issuable upon exercise of this Warrant

To:

Name:

Address:

Phone Number:

Email Address:

******************

Holder’s Signature:

Holder’s Address:

Dated:

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Exhibit 4.3

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PLACEMENT AGENT COMMON STOCK PURCHASE WARRANT

HERITAGE DISTILLING HOLDING COMPANY, INC.

Warrant Shares: _______	Date of Issuance: _______, 2025

THIS PLACEMENT AGENT COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof (the “Initial Exercise Date”) and until on or prior to 5:00 p.m. (New York City time) on [●] (the “Termination Date”) but not thereafter, to subscribe for and purchase from Heritage Distilling Holding Company, Inc., a Delaware corporation (the “Company”), up to [●] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

1

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agency Agreement” means the placement agency agreement, dated as of August 11, 2025, by and between the Company and Cantor Fitzgerald & Co. and Roth Capital Partners, LLC as placement agents, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, (or any successors to any of the foregoing).

“Transfer Agent” Equiniti Trust Company, LLC, with offices located 48 Wall Street, 23rd Floor, New York, New York 10005, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means this Warrant and other Placement Agent Common Stock purchase warrants issued by the Company pursuant to the Placement Agency Agreement.

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Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.01 per share, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

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If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

d)	Mechanics of Exercise.

i.	Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

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ii.	Legend Removal. If the Warrant Shares may be sold under Rule 144 or pursuant to an effective registration statement, the Holder may request that the Company instruct the Transfer Agent to remove any restrictive legend from the Warrant Shares. The Company shall, at its own expense, cause its counsel to issue any legal opinion required by the Transfer Agent to effect the removal of the legend, provided that the Holder delivers to the Company and its counsel such representations and other documentation as are reasonably requested to enable such opinion to be rendered.

iii.	Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.	Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise; provided, however, that the Holder shall be required to return any Warrant Shares or Common Stock subject to any such rescinded exercise notice concurrently with the return to the Holder of the aggregate Exercise Price paid to the Company for such Warrant Shares and the restoration of Holder’s right to acquire such Warrant Shares pursuant to this Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).
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v.	Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date (other than any such failure that is solely due to any action or inaction by the Holder with respect to such exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

vi.	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vii.	Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit C duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

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viii.	Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)	Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. For the purposes of clarification, the Exercise Price of this Warrant will not be adjusted in the event that the Company or any subsidiary thereof, as applicable, sells or grants any options to purchase, or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time that this Warrant is outstanding the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all of the holders of shares of Common Stock, by way of return of capital or otherwise, other than cash (including, without limitation, any distribution of stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding Common Stock or greater than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the outstanding shares of Common Stock or greater than 50% of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(e) regardless of (i) whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

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e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with (i) a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney, (ii) funds sufficient to pay any transfer taxes payable upon the making of such transfer, (iii) a written notice to the Company describing the manner of any proposed transfer and (iv) an investment representation statement in the form attached hereto as Exhibit B (or such other form as may be reasonably requested by the Company), executed by the transferee.

b) The Company need not register a transfer of this Warrant unless the conditions specified in the legends on the front page hereof are satisfied and the transferee has agreed in writing to be subject to the terms and conditions of this Warrant, including transferee acknowledging in writing that it meets the investor suitability criteria set forth in this Warrant and Exhibit B attached hereto. The Company may require, as a condition of such transfer, an opinion of counsel (reasonably satisfactory to the Company) that such transfer is exempt from registration under the Securities Act and applicable state securities laws.

c) Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

d) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

e) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

f) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

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Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant (it being understood that these provisions shall not prevent the Company from effecting any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities), but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 9668 Bujacich Road, Gig Harbor, Washington 98332, Attention: Justin Stiefel, email address: justin@heritagedistilling.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

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i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of this Warrant, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Heritage distilling holdings company, inc.

By:
Name:
Title:

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Exhibit A

NOTICE OF EXERCISE

To: Heritage distilling holding company, inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:

COMPANY	:	HERITAGE DISTILLING HOLDING COMPANY, INC.

SECURITY	:	COMMON STOCK ISSUED UPON EXERCISE OF THE WARRANT

AMOUNT	:	__________SHARES

DATE	:	_________________, 20

In connection with the purchase of the above referenced shares (the “Securities”), the undersigned represents to the Company the following:

The undersigned is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The undersigned is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

The undersigned understands that offer and sale of the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the undersigned’s investment intent as expressed herein. In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

The undersigned further understands that the Securities must be held indefinitely unless the offer and sale of the Securities are subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the undersigned understands that the Company is under no obligation to register the offer and sale of the Securities. In addition, the undersigned understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless the offer and sale of the Securities are registered or such registration is not required in the opinion of counsel for the Company.

The undersigned is familiar with the provisions of Rule 144, promulgated pursuant to the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things, the existence of a public market for the Securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sales being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of Securities being sold during any three-month period not exceeding specified limitations.

The undersigned further understands that in the event that all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

The undersigned hereby ratifies and confirms all of the original Holder’s representations and warranties set forth in Section 5 of the Placement Agency Agreement, including but not limited to that the undersigned is an “Accredited Investor” as set forth in the Warrant and is not a “Bad Actor” as set forth in the Warrant and if the undersigned is not a United States person as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Holder hereby represents that Holder has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Warrant, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained in connection with such purchase, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Holder’s purchase and payment for and continued beneficial ownership of the Warrant Shares will not violate any applicable securities or other laws of Holder’s jurisdiction. Holder acknowledges that no representations or warranties, oral or written, have been made by the Company or any agent thereof in connection with Holder’s exercise of this Warrant.

(Signature)

Date:

Exhibit C

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on August 11, 2025, by and between Heritage Distilling Holding Company, Inc., a Delaware corporation (the “Issuer”), and the undersigned investor (“Subscriber”).

WHEREAS, subject to the terms and conditions set forth in this Subscription Agreement and pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Issuer desires to issue and sell to Subscriber, and Subscriber desires to purchase in cash, the cryptocurrency stablecoin commonly referred to as USDC (“USDC”) or the digital asset commonly referred to as Story Network $IP Tokens (“$IP Tokens”) from the Issuer (i) the number of shares of the Issuer’s common stock, par value $0.0001 per share (the “Common Stock,” and such purchased shares, the “Shares”), at a purchase price equal to $0.6043 per Share (the “Share Purchase Price”) and/or (ii) the number of pre-funded warrants to purchase Common Stock (the “Warrant Shares”), substantially in the form attached hereto as Exhibit A (the “Pre-Funded Warrants” and, together with the Shares and the Warrant Shares, the “Securities”) set forth on the signature page hereto, if any, at a purchase price equal to the Share Purchase Price less $0.0001 per Pre-Funded Warrant, with an exercise price equal to $0.0001 per Warrant Share (the “Warrant Purchase Price” and, the aggregate purchase price set forth on the signature page hereto for the Securities, the “Purchase Price”);

WHEREAS, the Issuer intends to use the net proceeds of the sale of Securities to facilitate the purchase of $IP Tokens to the extent consistent with the Issuer’s investment policy, as amended or otherwise modified from time to time, and general corporate purposes;

WHEREAS, Cantor Fitzgerald & Co and Roth Capital Partners, LLC, in their capacities as placement agents for the offer and sale of the Securities (in such capacities, each a “Placement Agent” and together the “Placement Agents”) may identify and solicit certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, and each such “qualified institutional buyer” or institutional “accredited investor,” an “Other Subscriber”), each of which shall have entered into subscription agreements with the Issuer substantially similar to this Subscription Agreement contemporaneously herewith (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to subscribe for and purchase, and the Issuer has agreed to issue and sell to such Other Subscribers, on the Closing Date (as defined herein), shares of Common Stock and/or Pre-Funded Warrants at the Share Purchase Price and/or Warrant Purchase Price (the “Other Subscriptions”); and

WHEREAS, contemporaneously with the sale of the Shares and the Pre-Funded Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Issuer will agree to provide certain registration rights in respect of the Shares and the Warrant Shares under the Securities Act and applicable state securities laws.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the Issuer and Subscriber hereby agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Subscription Agreement, the following terms have the meetings set forth in this Section 1:

“Board of Directors” means the board of directors of the Issuer.

“Contingent Obligation” means, as to any Person, any direct liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Disclosure Schedules” means the Disclosure Schedules of the Issuer delivered concurrently herewith.

“Fully Diluted Capitalization” means the sum of the total number of issued and outstanding shares of Common Stock (assuming the full conversion and exercise of all convertible and/or exercisable securities of the Issuer without regard to any vesting or limitations or restrictions on conversion or exercise) after giving effect to consummation of the transactions contemplated by this Subscription Agreement, including the issuance or deemed issuance of the Shares, the Pre-Funded Warrants, and the Warrant Shares.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including “capital leases” to the extent required by GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (vii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above.

“Intellectual Property” means all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, copyright registrations, licenses, inventions, trade secrets, Internet domain names, Internet domain name registrations, technology, registrations, know-how and other intellectual property.

“Issuer’s Counsel” means Pryor Cashman LLP, with offices located at 7 Times Square, New York, New York 10036.

“Joinder” means that certain joinder to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of August 1, 2024, by and among Pen Technology Inc., a Delaware corporation, and the other parties named therein, in substantially the form attached hereto as Exhibit D to be entered into by the Issuer.

“Lock-Up Agreement” means the lock-up agreement, dated as of the date hereof, by and between the Issuer, on the one hand, and each of Story Foundation, Seung Yoon Lee (“SY”), ABLAST Investment LLC (“ABLAST”), Sentinel Crest LLC (“Sentinel” and, together with SY and ABLAST, the “Story Core Contributors”), each of the officers and directors of the Issuer and each of the holders of 10% or more of the Issuer’s outstanding common stock immediately prior to the signing of this Subscription Agreement, on the other hand (which, for the avoidance doubt, shall not include the Subscriber).

“Nasdaq” means The Nasdaq Capital Market.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agents” have the meaning set forth in the recitals hereto.

“Registrable Securities” means the Shares, the Warrant Shares and any shares of Common Stock issued or issuable in connection with this Subscription Agreement, the Other Subscription Agreements and the Pre-Funded Warrants as a result of any stock split or subdivision, stock dividend, recapitalization, exchange or similar event.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Trading Market from the Issuer’s stockholders with respect to the transactions contemplated by this Subscription Agreement, including the issuance of Warrant Shares and the issuance of shares of Common Stock or Common Stock Equivalents to certain advisors of the Company in connection with the transactions contemplated by this Agreement.

“Stockholder Support Agreement” means the stockholder support agreement to be entered into by the directors and executive officers of the Issuer and the Persons set forth in Exhibit E hereto (which, for the avoidance doubt, shall not include the Subscriber) pursuant to which, among other things, they agree to vote in favor of Stockholder Approval, substantially in the form of Exhibit B attached hereto.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Subscription Agreement, the Other Subscription Agreements, the Pre-Funded Warrants, the Registration Rights Agreement, the Joinder, the Lock-Up Agreements, and the Stockholder Support Agreements.

2. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares and Pre-Funded Warrants, if any, set forth on the signature page hereto (such subscription and issuance, the “Subscription”).

3. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) shall take place on the date on which the satisfaction or waiver of the conditions set forth in Sections 3.c, 3.d, and 3.e (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing) (such date, the “Closing Date”) and is contingent upon the occurrence of the closing of Other Subscriptions, plus the Subscription, for an aggregate Purchase Price of at least $200 million. In the event that the Closing does not occur on or before the fourth (4th) Business Day following the date hereof, upon the request of one or more Subscribers, the Issuer shall promptly (but not later than two (2) Business Days thereafter) return the previously wired amount to such respective Subscriber by wire transfer of United States dollars in immediately available funds to the account specified by such Subscriber, and any book entries for the Shares or Pre-Funded Warrants, as applicable, contemplated to be issued to such Subscriber shall be deemed cancelled.

b. The Purchase Price shall be paid in either cash, USDC or $IP Tokens, as mutually agreed between the Issuer and Subscriber, in such amounts as indicated in Subscriber’s signature page of this Subscription Agreement. If Subscriber elects to pay the Purchase Price in USDC, then the number of USDC to be paid to Issuer shall equal (a) the Purchase Price divided by (b) $1.00 (the “USDC Amount”). If Subscriber elects to pay the Purchase Price in $IP Tokens, then the number of $IP Tokens to be paid to Issuer shall equal (a) the Purchase Price divided by (b) (i) $5.2413, in the case of the Story Core Contributors, (ii) $3.40, in the case of Story Foundation, and (iii) $6.5516, in the case of any Subscriber that is not a Story Core Contributor or Story Foundation ((i), (ii) or (iii), as applicable, the “$IP Token Amount”).

(i) On or prior to the date the conditions set forth in Sections 3.c, 3.d and 3.e (other than those conditions that by their nature are to be satisfied at Closing) are waived or satisfied (the “Payment Deadline”), if Subscriber is paying in cash, Subscriber will pay its total Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by the Issuer to Subscriber. On or prior to the Closing Date, if Subscriber is paying in USDC or $IP Tokens, Subscriber will pay its total USDC Amount or the applicable $IP Token Amount, as applicable, free and clear of any liens, encumbrances or other restrictions, to the Issuer’s wallet address in accordance with the written instructions provided by the Issuer to Subscriber.

(ii) At the Closing, the Issuer shall deliver or cause to be delivered to Subscriber a number of Securities, registered in the name of Subscriber (or its nominee in accordance with Subscriber’s delivery instructions), equal to the number of Securities indicated on Subscriber’s signature page to this Subscription Agreement. The Issuer will deliver to Subscriber as promptly as practicable after the Closing, evidence from the Issuer’s transfer agent of the issuance to Subscriber of their Common Stock on and as of the Closing Date and, if applicable, Pre-Funded Warrants in certificated form.

c. Subject to the satisfaction or waiver of the conditions set forth in Sections 3.c and 3.d (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing):

(i) Subscriber shall deliver to the Issuer (A) no later than the Payment Deadline, the Purchase Price for the Securities by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer, or if paying by USDC or $IP Tokens, the Purchase Price for the Securities in USDC or $IP Tokens by transfer to a wallet account specified by Subscriber, and (B) no later than two (2) business days in advance of the anticipated Closing, any other information that is reasonably requested in the notice provided by Issuer (the “Closing Notice”) that is reasonably required or advisable in order to enable the Issuer to issue the Securities, including the legal name of the person (or nominee) in whose name such Securities are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable; and

(ii) On the Closing Date, the Issuer shall deliver to Subscriber the Securities against and upon payment by Subscriber in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Common Stock and each certificate for the Pre-Funded Warrants shall contain a legend in substantially the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

d. The Issuer’s obligation to effect the Closing shall be subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the waiver by the Issuer, of each of the following conditions:

(i) the Placement Agents and the Issuer shall each have received a completed copy of the “Eligibility Representations of Subscriber” questionnaire in substantially the form attached as Schedule A hereto no later than the Closing;

(ii) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing;

(iii) the Issuer shall have received copies of the applicable Transaction Documents duly executed by Subscriber (which, for the avoidance of doubt, shall not include the Lock-Up Agreement or the Stockholder Support Agreement unless the Subscriber is included in the definition of each such agreement);

(iv) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not be reasonably expected to prevent, materially delay or materially impair the ability of Subscriber to consummate the Closing; and

(v) no applicable governmental authority with competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) that is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription, and no governmental authority with competent jurisdiction shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition.

e. The several obligations of Subscriber to effect the Closing shall be subject to the satisfaction on the Closing Date, or the written waiver by Subscriber, of each of the following conditions:

(i) all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects or in all respects, as applicable as of such date);

(ii) the Issuer shall have performed, satisfied and complied (unless waived) in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) no applicable governmental authority with competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) that is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription and no governmental authority with competent jurisdiction shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition;

(iv) Subscriber shall have received copies of the applicable Transaction Documents duly executed by the Issuer;

(v) the directors and executive officers of the Issuer and the Persons set forth on Exhibit E hereto shall have entered into Stockholder Support Agreements with the Issuer;

(vi) no Material Adverse Effect shall have occurred and be continuing on the Closing Date;

(vii) a copy of the irrevocable instructions to the transfer agent instructing the transfer agent to (x) deliver via restricted book entry Shares equal to the number of shares of Common Stock set forth on the signature page hereto, registered in the name of Subscriber; and (y) from time to time, upon exercise of the Pre-Funded Warrants, the Warrant Shares, in form and substance reasonably satisfactory to Subscriber, signed by the Chief Executive Officer or Chief Financial Officer of the Issuer certifying to the fulfillment of the conditions set forth in Section 3.e;

(viii) if required, a Pre-Funded Warrant registered in the name of Subscriber to purchase up to a number of Warrant Shares equal to 100% of the sum of Subscriber’s Warrant Shares;

(ix) a legal opinion of Issuer’s Counsel, directed to the Placement Agents and Subscriber, in a form reasonably acceptable to each of the Placement Agents and Subscriber. The Placement Agents shall be entitled to rely on, to be protected in acting upon and, as applicable, be the third-party beneficiary of any opinion delivered in connection with this Subscription Agreement or any Transaction Documents.

(x) the Issuer shall have furnished to the Placement Agents a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating in their respective capacities as officers of the Issuer on behalf of the Issuer and not in their individual capacities that (i) for the period from and including the date of this Subscription Agreement through and including the Closing Date, there has not occurred any Material Adverse Effect, (ii) to their knowledge, after reasonable investigation, as of the Closing Date, the representations and warranties of the Issuer in this Subscription Agreement are true and correct in all material respects and the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in SEC Documents (as defined below), any Material Adverse Effect in the financial position or results of operations of the Issuer, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the SEC Documents. As used herein, “knowledge” means the actual knowledge of the officers of the Issuer; and

(xi) the Issuer shall have taken all necessary corporate action such that following the Closing and after obtaining Stockholder Approval the Issuer shall implement the Governance Changes (as defined below) as discussed in Section 6(i) below.

f. Prior to or at the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

4. Issuer Representations and Warranties. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section thereof, the Issuer represents and warrants as of the date hereof and as of the Closing Date, that:

a. Organization and Qualification. The Issuer owns, directly or indirectly, all of the capital stock or other equity interests of each “significant subsidiary”, as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act (each a “Significant Subsidiary”) free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Each of the Issuer and its Significant Subsidiaries has been duly incorporated or organized, as applicable, is validly existing and is in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Issuer and its Significant Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect (as defined below) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”), has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

b. Authorization; Enforcement; Validity. The Issuer has the requisite corporate power and authority to enter into and perform its obligations under this Subscription Agreement and the other Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Subscription Agreement and the other Transaction Documents by the Issuer and the consummation by the Issuer of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and no further filing, consent or authorization is required by the Issuer or the Board of Directors or other governmental authority with competent jurisdiction other than any filing, consent or authorization the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect. This Subscription Agreement has been, and the other Transaction Documents to which the Issuer is a party will be prior to the Closing, duly executed and delivered by the Issuer, and each constitutes the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

c. Issuance of Securities. The Shares being purchased by Subscriber hereunder will be duly and validly authorized and, upon issuance pursuant to the terms hereof, against full payment therefor in accordance with the terms of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable, will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws (as in effect at such time of issuance, the “Certificate of Incorporation” and “Bylaws,” respectively) or under the laws of the State of Delaware, and a holder of the Shares shall be entitled to all rights accorded to a holder of Common Stock, as applicable. The Warrant Shares will be duly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Pre-Funded Warrants against full payment therefor in accordance with the terms of the Pre-Funded Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Certificate of Incorporation and Bylaws or under the laws of the State of Delaware, and a holder of the Warrant Shares shall be entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties made by Subscriber in Section 5 hereof, the offer and sale of the Securities to Subscriber is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

d. Private Placement. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Securities by the Issuer to Subscriber or the Other Subscribers in the manner contemplated by this Subscription Agreement or the Other Subscription Agreements, as the case may be.

e. No Conflicts. Assuming the accuracy of Subscriber’s representations and warranties in Section 5, the execution and delivery by the Issuer of the Transaction Documents, and the performance by the Issuer of its obligations under the Transaction Documents, including the issuance and sale of the Securities, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any (i) indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on: (1) the business, properties, assets, liabilities, or financial condition of the Issuer and its subsidiaries, taken as a whole, (2) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Issuer in connection herewith or therewith or (3) the authority or ability of the Issuer to perform any of its obligations under any of the Transaction Documents (a “Material Adverse Effect”) or materially affect the validity of the Securities or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction, domestic or foreign, having jurisdiction over the Issuer or any of its properties, including the rules and regulations of the Trading Market, and including all applicable laws, rules and regulations of the jurisdiction of incorporation of the Issuer, applicable to the Issuer or any of its subsidiaries or by which any property or asset of the Issuer or any of its subsidiaries is bound, encumbered or otherwise affected that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Shares or the Warrant Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement.

f. Conduct of Business; Regulatory Permits. Except as set forth on Schedule 4(f), neither the Issuer nor any of its subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Issuer or any of its subsidiaries, and neither the Issuer nor any of its subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on Schedule 4(f), the Issuer is not in violation of any material rules, regulations or requirements of the Trading Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of trading of the Common Stock by the Trading Market in the foreseeable future. Since the date on which the Issuer consummated its initial public offering of Common Stock (i.e., November 25, 2024 or the “IPO Date”), (i) the Common Stock has been listed or designated for quotation on the Trading Market, (ii) trading in the Common Stock has not been suspended by the Commission or the Trading Market and (iii) except as publicly disclosed in filings with the Commission, the Issuer has received no communication, written or oral, from the Commission or the Trading Market regarding the suspension or delisting of the Common Stock from the Trading Market, which has not been publicly disclosed. The Issuer and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Issuer nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Issuer or any of its subsidiaries or to which the Issuer or any of its subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Issuer or any of its subsidiaries, any acquisition of property by the Issuer or any of its subsidiaries or the conduct of business by the Issuer or any of its subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Issuer or any of its subsidiaries.

g. Anti-Dilution. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Securities or (ii) the Securities to be issued pursuant to any Other Subscription Agreement or upon exercise of the Pre-Funded Warrants, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

h. Brokerage Fee. Except for any placement fees payable to the Placement Agents, the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Securities.

i. Filings, Consents and Approvals. Subject to the receipt of the Stockholder Approval (solely with respect to the Governance Changes) and assuming the accuracy of Subscriber’s representations and warranties in Section 5, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority with competent jurisdiction, self-regulatory organization (including the Trading Market) or other Person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including the issuance of the Securities), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined in the Registration Rights Agreement), (ii) the filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 9.n, (iv) those required by the Issuer’s principal Trading Market and (v) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated hereby, including the sale and issuance of the Securities.

j. SEC Documents; Financial Statements. Since the IPO Date, the Issuer has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents filed under the Exchange Act (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any SEC Document that is a registration statement, or included, when filed, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of all other SEC Documents. As of their respective dates, the financial statements of the Issuer included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The Issuer is not currently contemplating to amend or restate any of the financial statements (including any notes or any letter of the independent accountants of the Issuer with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Issuer currently aware of facts or circumstances which would require the Issuer to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Issuer has not been informed by its independent accountants that they recommend that the Issuer amend or restate any of the Financial Statements or that there is any need for the Issuer to amend or restate any of the Financial Statements.

k. Indebtedness and Other Contracts. Except as set forth on Schedule 4(k), the Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Issuer nor any of its subsidiaries, (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Issuer or any of its subsidiaries or by which the Issuer or any of its subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Issuer or any of its subsidiaries; or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Issuer’s officers, has or is expected to have a Material Adverse Effect. Neither the Issuer nor any of its subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Issuer’s or its subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

l. Capitalization. The capitalization of the Issuer as of the date hereof is as set forth on Schedule 4(1), which Schedule 4(1) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Issuer as of the date hereof. The Issuer has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Issuer’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Issuer’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as a result of the purchase and sale of the Securities and set forth on Schedule 4(l), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 4(l), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of the Issuer or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Issuer or any of its subsidiaries is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any subsidiary. The issuance and sale of the Securities will not obligate the Issuer or any of its subsidiaries to issue shares of Common Stock or other securities to any Person (other than Subscriber). Except as set forth on Schedule 4(l), there are no outstanding securities or instruments of the Issuer or any subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Issuer or any of its subsidiaries. Except as set forth on Schedule 4(l), there are no outstanding securities or instruments of the Issuer or any of its subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Issuer or any of its subsidiaries is or may become bound to redeem a security of the Issuer or such subsidiary. The Issuer does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Issuer are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as set forth on Schedule 4(l), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Issuer’s capital stock to which the Issuer is a party or, to the knowledge of the Issuer, between or among any of the Issuer’s stockholders.

m. Absence of Certain Changes. Since the date of the Issuer’s most recent audited financial statements contained in the Issuer’s Annual Report on Form 10-K through the date hereof, there has been no Material Adverse Effect, nor any event or occurrence affecting the Issuer or its subsidiaries that, individually or in the aggregate, would be reasonably expected to result in a Material Adverse Effect. Since the date of the Issuer’s most recent audited financial statements contained in the Issuer’s Annual Report on Form 10-K, neither the Issuer nor any of its subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business consistent with past practice or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business consistent with past practice. Neither the Issuer nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Issuer or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Issuer and its subsidiaries, on a consolidated basis, after giving effect to the transactions contemplated hereby to occur at the Closing, are not insolvent.

n. [RESERVED]

o. Shell Company Status. The Issuer has never been a shell company, as described in Rule 144(i)(1) of the Securities Act.

p. Material Changes; No Undisclosed Events, Liabilities, Developments or Circumstances. Since the date of the latest audited financial statements included within the SEC Documents, except as disclosed in the SEC Documents or as set forth on Schedule 4(p), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Issuer has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Issuer’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Issuer has not altered its method of accounting, (iv) the Issuer has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Issuer has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Issuer stock option plans. The Issuer does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by the Transaction Documents or disclosed in the SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Issuer or its Significant Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Issuer under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

q. Acknowledgment Regarding Subscriber’s Purchase of Securities. The Issuer acknowledges and agrees Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to this Subscription Agreement and the transactions contemplated hereby. The Issuer further acknowledges that Subscriber is not acting as a financial advisor or fiduciary of the Issuer (or in any similar capacity) with respect to this Subscription Agreement and the transactions contemplated hereby and thereby and any advice given by Subscriber or any of their respective representatives or agents in connection with this Subscription Agreement and the transactions contemplated hereby and thereby is merely incidental to Subscriber’s purchase of the Securities. The Issuer further represents to Subscriber that the Issuer’s decision to enter into this Subscription Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Issuer and its representatives.

r. Application of Takeover Protections. The Issuer and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholders, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholders rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Subscriber as a result of the transactions contemplated by this Subscription Agreement and the other Transaction Documents, including, without limitation, the Issuer’s issuance of the Securities and Subscriber’s ownership of the Securities.

s. Common Stock Listing. At Closing, the issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Issuer’s principal Trading Market. Except as disclosed in the SEC Documents, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by such Trading Market or the Commission with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on such Trading Market. The Issuer has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on such Trading Market. Except as disclosed in the SEC Documents or as set forth on Schedule 4(s), the Issuer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Issuer is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

t. Applicable Law Violations. The Issuer has not received any written communication from a governmental authority with competent jurisdiction that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

u. Side Agreements. The Issuer has not entered into any subscription agreement, side letter or other agreement with any Other Subscriber or any other investor (except with respect to payment method and timing) in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Issuer other than (i) the Other Subscription Agreements, (ii) the other Transaction Agreements and (iii) the Pre-Funded Warrants. The terms and conditions of the Other Subscription Agreements are substantially similar to the terms and conditions of this Agreement, and no Other Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Subscribed Shares) has been amended, modified or waived or shall be amended, modified or waived in a manner that materially benefits any Other Subscriber unless the Subscriber is offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons).

v. No General Solicitation. Neither the Issuer, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

w. Disclosure. The Issuer confirms that neither it nor any other Person acting on its behalf has provided Subscriber or its agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning the Issuer or any of its subsidiaries, other than the information in the investor presentation, provided to Subscriber in connection with the transactions contemplated by this Subscription Agreement, and the existence of the transactions contemplated by this Subscription Agreement and the other Transaction Documents; provided that nothing herein shall be construed as an admission that any such documents contained an material, non-public information. The Issuer understands and confirms that Subscriber may rely on the foregoing representations in effecting transactions in securities of the Issuer. All disclosures provided to Subscriber regarding the Issuer and its subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Subscription Agreement, furnished by or on behalf of the Issuer or any of its subsidiaries, taken as a whole, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Issuer or any of its subsidiaries to Subscriber pursuant to or in connection with this Subscription Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred, and no information exists, with respect to the Issuer or any of its subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Issuer but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Issuer or any of its subsidiaries and made available to Subscriber have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to Subscriber, the Issuer’s best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ materially from the projected or forecasted results). The Issuer acknowledges and agrees that no Subscriber makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5.

x. Certain Fees. Except as set forth in the Transaction Documents, no brokerage or finder’s fees or commissions are or will be payable by the Issuer to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Transaction Documents. Subscriber shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.x that may be due in connection with the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Transaction Documents.

y. Investment Company Status. The Issuer is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Issuer shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act.

z. Registration Rights. Except (i) as set forth on Schedule 4(z), (ii) as have been waived and (iii) as provided for in the Registration Rights Agreement, no Person has any right to cause the Issuer to effect the registration under the Securities Act of any securities of the Issuer.

aa. Derivative Transactions. Anything in this Subscription Agreement or elsewhere herein to the contrary notwithstanding (except for Section 6 hereof), it is understood and acknowledged by the Issuer that: (i) Subscriber has not been asked by the Issuer to agree, nor has Subscriber agreed, to desist from purchasing or selling, long and/or short, securities of the Issuer, or “derivative” securities based on securities issued by the Issuer or to hold the Securities for any specified term following the Closing; (ii) past or future open market or other transactions by Subscriber, specifically including, without limitation, Short Sales (as defined in Section 6) or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Issuer’s publicly-traded securities; (iii) Subscriber, and counter-parties in “derivative” transactions to which Subscriber is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) Subscriber shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction, in each case subject to applicable law. The Issuer further understands and acknowledges that (y) Subscriber may engage in hedging activities at various times during the period that the Securities are outstanding, including without limitation, during the periods that the value of the Warrant Shares issuable with respect to Pre-Funded Warrants are being determined and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Issuer at and after the time that the hedging activities are being conducted, in each case subject to applicable law. The Issuer acknowledges that such aforementioned hedging activities do not constitute a breach of this Subscription Agreement or any of the Transaction Documents.

bb. Litigation. Except as set forth on Schedule 4(bb), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer, any Significant Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth in Schedule 4(bb) (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Issuer nor any Significant Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Issuer, there is not, pending or contemplated, any investigation by the Commission involving the Issuer or any current or former director or officer of the Issuer. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Issuer or any Significant Subsidiary under the Exchange Act or the Securities Act.

cc. Real Property. The Issuer and its subsidiaries have good and marketable title to all property (whether real or personal) owned by them which is material to the Issuer and its subsidiaries taken as a whole, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The property held under lease by the Issuer and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Issuer or its subsidiaries.

dd. Intellectual Property. The Issuer and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Issuer’s and it subsidiaries’ business as now conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected to result in a Material Adverse Effect. Furthermore: (A) to the knowledge of the Issuer, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Issuer, threatened, action, suit, proceeding or claim by others challenging the Issuer’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Issuer is unaware of any material objective facts which would form a reasonable basis for any such claim, except as such action, suit, proceeding or claim would not reasonably be expected to result in a Material Adverse Effect; (C) the Intellectual Property owned by the Issuer and its subsidiaries, and to the knowledge of the Issuer, the Intellectual Property licensed to the Issuer and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, except as such adjudgment would not result in a Material Adverse Effect, and there is no pending or, to the knowledge of the Issuer, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, except as such action, suit, proceeding or claim would not reasonably be expected to result in a Material Adverse Effect; (D) there is no pending or, to the knowledge of the Issuer, threatened action, suit, proceeding or claim by others that the Issuer or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Issuer or any of its subsidiaries has received any written notice of such claim, except as such action, suit, proceeding or claim would not reasonably be expected to result in a Material Adverse Effect; and (E) to the Issuer’s knowledge, no employee of the Issuer or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Issuer or any of its subsidiaries or actions undertaken by the employee while employed with the Issuer or any of its subsidiaries, except as such violation would not result in a Material Adverse Effect.

ee. Insurance. The Issuer and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Issuer believes to be prudent and customary in the businesses in which the Issuer and its subsidiaries are engaged. Neither the Issuer nor any such subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have, individually or in the aggregate, a Material Adverse Effect.

ff. Environmental Laws. Except as set forth on Schedule 4(ff), neither the Issuer nor any of its subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws.

gg. Foreign Corrupt Practices. None of the Issuer or any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

hh. Tax Status. Except as set forth on Schedule 4(hh), the Issuer and its subsidiaries (A) have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and (B) are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Issuer or any of its subsidiaries is contesting in good faith; except those, in each of the cases described in clauses (A) and (B) of this paragraph (hh), that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending material dispute with any taxing authority relating to any of such returns, and the Issuer has no knowledge of any proposed material liability for any tax to be imposed upon the properties or assets of the Issuer for which there is not an adequate reserve reflected in the Issuer’s latest filed financial statements.

ii. Internal Accounting and Disclosure Controls. The Issuer and each of its subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Issuer, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Issuer are being made only in accordance with authorizations of management and directors of the Issuer and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Issuer’s assets that could have a material effect on its financial statements. The Issuer maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the Exchange Act, as applicable, is accumulated and communicated to the Issuer’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, neither the Issuer nor any of its subsidiaries has received any notice or correspondence from any accountant, governmental entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Issuer or any of its subsidiaries.

jj. IT Systems and Data. (i) The Issuer and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the Issuer’s or any subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the Issuer and its subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data, and (iii) the Issuer and its subsidiaries have implemented backup and disaster recovery technology consistent with commercially reasonable industry standards and practices.

kk. Sanctions Matters. Neither the Issuer nor any of its subsidiaries or, to the knowledge of the Issuer, any director, officer or controlled affiliate of the Issuer or any director or officer of any subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Issuer nor any of its subsidiaries nor any director, officer or controlled affiliate of the Issuer or any of its subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

ll. Placement Agent. The Issuer hereby acknowledges and agrees that (i) the Placement Agents are acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Issuer or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (ii) the Placement Agents have not made nor will make any representation or warranty, whether express or implied, of any kind or character and the Placement Agents have not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents and (iii) the Placement Agents will not have any responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (B) the business, affairs, financial condition, operations or properties of, or any other matter concerning the Issuer.

mm. No Disqualification Events; Notice of Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Issuer, any predecessor or affiliated issuer of the Issuer, any director, executive officer or other officer of the Issuer or, to the Issuer’s knowledge, any beneficial owner of 20% or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power, or any promoter connected with the Issuer in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”), is subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Issuer has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Issuer has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to Subscriber a copy of any disclosures provided thereunder. The Issuer will notify Subscriber in writing, prior to the Closing Date, of (i)  any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

nn. Anti-Money Laundering. To the knowledge of the Issuer, the operations of the Issuer and its subsidiaries are and have been conducted in material compliance with applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Issuer and its subsidiaries conduct business.

oo. Certificates. Any certificate signed by an officer of the Issuer and delivered to Subscriber or to counsel for Subscriber shall be deemed to be a representation and warranty by the Issuer to Subscriber as to the matters set forth therein.

pp. Reliance. The Issuer acknowledges that Subscriber will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

qq. Use of Proceeds. Of the net proceeds from the sale of the Securities, (a) up to $4.0 million will be utilized for general corporate purposes initiated after the Closing. (b) up to $0.6 million will be utilized for pre-existing working capital commitments or obligations, (c) at least $80.0 million will be utilized to purchase $IP Tokens from Story Foundation at a price per $IP Token of $3.40, and (d) the remaining funds to be utilized to facilitate the purchase of additional $IP Tokens to the extent consistent with the Issuer’s investment policy, as amended or otherwise modified from time to time. The Issuer shall not use more than $7.0 million of such proceeds: (i) for the satisfaction of any portion of the Issuer’s debt (other than payment of trade payables in the ordinary course of the Issuer’s business and prior practices), (ii) for the redemption of any Common Stock or (iii) for the settlement of any outstanding litigation.

rr. Manipulation of Price. The Issuer has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Issuer, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agents in connection with the placement of the Securities.

ss. Subscriber Representations. The Issuer acknowledges that there have been no representations, warranties, covenants and agreements made to Issuer by or on behalf of Subscriber, any of its respective affiliates or any of its or their control persons, officers, directors, employees, partners, agents or representatives, expressly or by implication, regarding the transactions contemplated by this Subscription Agreement other than those representations, warranties, covenants and agreements included in this Subscription Agreement (inclusive of the exhibits and schedules attached hereto).

tt. Other Covered Persons. Other than the Placement Agents, the Issuer is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Subscriber or potential purchasers in connection with the sale of any Regulation D Securities.

uu. Financial Condition. Based on the consolidated financial condition of the Issuer as of the Closing Date, after giving effect to the receipt by the Issuer of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Issuer’s assets exceeds the amount that will be required to be paid on or in respect of the Issuer’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Issuer’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Issuer, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Issuer, together with the proceeds the Issuer would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Issuer does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Issuer has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date. All outstanding secured and unsecured Indebtedness of the Issuer or any Significant Subsidiary, or for which the Issuer or any Significant Subsidiary has commitments, is set forth in the SEC Documents.

vv. Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Issuer or any of its subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Issuer in its filings under the Exchange Act, and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

ww. Sarbanes-Oxley Act. The Issuer is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing provisions thereof that are then in effect.

xx. No Integrated Offering. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, neither the Issuer, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Issuer for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Issuer are listed or designated.

yy. Transactions with Affiliates and Employees. Except as set forth in the SEC Documents, none of the officers or directors of the Issuer or any Significant Subsidiary and, to the knowledge of the Issuer, none of the employees of the Issuer or any Significant Subsidiary is presently a party to any transaction with the Issuer or any Significant Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Issuer, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Issuer and (iii) other employee benefits, including stock option agreements under any stock option plan of the Issuer.

zz. Labor Relations. No material labor dispute exists or, to the knowledge of the Issuer, is imminent with respect to any of the employees of the Issuer, which could reasonably be expected to result in a Material Adverse Effect. None of the Issuer’s or its subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Issuer or such subsidiary, and neither the Issuer nor any of its subsidiaries is a party to a collective bargaining agreement, and the Issuer and its subsidiaries believe that their relationships with their employees are good. No executive officer of the Issuer or any subsidiary, to the knowledge of the Issuer, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Issuer or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Issuer and its subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

aaa. Stock Option Plans. Each stock option granted by the Issuer under the Issuer’s stock option or equity incentive plans was granted (i) in accordance with the terms of the Issuer’s applicable stock option or equity incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option or award would be considered granted under GAAP and applicable law. No stock option or award granted under the Issuer’s stock option or equity incentive plan has been backdated. The Issuer has not knowingly granted, and there is no and has been no Issuer policy or practice to knowingly grant, stock options or awards prior to, or otherwise knowingly coordinate the grant of stock options or awards with, the release or other public announcement of material information regarding the Issuer or its Significant Subsidiaries or their financial results or prospects.

bbb. Accountants. The Issuer’s accounting firm is set forth in its SEC Reports. To the knowledge and belief of the Issuer, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Issuer’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

ccc. U.S. Real Property Holding Corporation. The Issuer is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Issuer shall so certify upon Subscriber’s request.

ddd. Bank Holding Company Act. Neither the Issuer nor any of its subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Issuer nor any of its subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Issuer nor any of its subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

5. Subscriber Representations and Warranties. Subscriber represents and warrants, as of the date hereof and the Closing Date, that:

a. Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

c. The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Securities and the consummation of the other transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties including all applicable laws, rules and regulations of the jurisdiction of incorporation of Subscriber, applicable to Subscriber or any of its subsidiaries or by which any property or asset of Subscriber or any of its subsidiaries is bound, encumbered or otherwise affected that would reasonably be expected to have, individually or in the aggregate, a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

d. Subscriber (i) is either (a) an institutional “accredited investor” (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) or (b) a qualified institutional buyer as defined in Rule 144A under the Securities Act, in either case satisfying the applicable requirements set forth on Schedule A and acknowledges that the sale contemplated hereby is being made in reliance on Section 506(b) of Regulation D under the Securities Act and similar exemptions under state law and is an “institutional account” as defined by FINRA 4512(c), (ii) is acquiring the Shares and/or the Pre-Funded Warrants, as applicable, and upon the exercise of the Pre-Funded Warrants, will acquire the Warrant Shares issuable upon exercise of the Pre-Funded Warrants only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares and/or the Pre-Funded Warrants as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Shares and/or Pre-Funded Warrants, and upon the exercise of the Pre-Funded Warrants, will not acquire the Warrant Shares issuable upon exercise of the Pre-Funded Warrants, with a view to or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Shares and/or the Pre-Funded Warrants and upon the exercise of the Pre-Funded Warrants, acquiring the Warrant Shares issuable upon exercise of the Pre-Funded Warrants, unless Subscriber is a newly formed entity in which all of the equity owners are accredited investors and is an “institutional account” as defined by FINRA Rule 4512(c). Accordingly, Subscriber is aware that this offering of the Securities meets the exemptions from filing under FINRA Rule 5123(b)(1)(A), (C) or (J).

e. Subscriber understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act. Subscriber understands that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. Persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act; provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale pursuant to the so-called “Section 4(a)(1 1/2) exemption”), and in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book-entry records representing the Securities shall contain a legend to such effect. Subscriber acknowledges that the Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Securities will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Subscriber acknowledges and agrees that the Securities will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 until at least six months from the filing of certain required information with the Commission after the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

f. Subscriber understands and agrees that Subscriber is purchasing the Securities directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by or on behalf of the Issuer, any of its affiliates or control persons, officers, directors, employees, partners, agents or representatives, expressly or by implication, regarding the transactions contemplated by this Subscription Agreement, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

g. Subscriber’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

h. In making its decision to subscribe for and purchase the Securities, Subscriber represents that it has relied solely upon its own independent investigation, the investor presentation provided to Subscriber and the Issuer’s representations, warranties and covenants set forth in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements, representations or warranties or other information provided by (i) the Placement Agents or any of their affiliates, or any of their respective officers, directors, employees or representatives or (ii) any other Subscriber’s business and/or legal counsel, concerning the Issuer or the Securities or the offer and sale of the Securities and confirms that none of such Persons has made any representations or warranties to Subscriber in connection with the transactions contemplated by the Transaction Documents. Subscriber acknowledges and agrees that Subscriber has received and has had the opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Securities and the Issuer, including the SEC Documents, the risk factors set forth therein, a summary of risks set forth in investment materials provided to Subscriber and a summary of the risk factors set forth in Addendum A. Subscriber understands that nothing in this Subscription Agreement or any other materials presented by or on behalf of the Issuer to Subscriber in connection with the purchase of the Securities constitutes legal, tax or investment advice. Subscriber has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. Subscriber understands, based on its experience, the disadvantage to which Subscriber is subject due to the disparity of information between Subscriber and the Issuer. Notwithstanding such disparity, Subscriber has deemed it appropriate to enter into this Subscription Agreement and to consummate the transactions contemplated hereunder.

i. Subscriber became aware of this offering of the Securities solely by means of direct contact between Subscriber and the Issuer, the Placement Agents or a representative of the Issuer or the Placement Agents, and the Securities were offered to Subscriber solely by direct contact between Subscriber and the Issuer, the Placement Agents or a representative of the Issuer or the Placement Agents. Subscriber did not become aware of this offering of the Securities, nor were the Securities offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including the risks related to the Issuer’s anticipated $IP Token treasury strategy as discussed in the investor presentation provided to Subscriber in connection with the transactions contemplated by this Subscription Agreement. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Accordingly, Subscriber is aware that the offering of the Securities meets the institutional account exemptions under FINRA Rule 2111(b).

k. Subscriber acknowledges and agrees that neither the Placement Agents nor any affiliate of the Placement Agents (nor any officer, director, employee or representative of any of the Placement Agents or any affiliate thereof) has provided Subscriber with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Subscriber acknowledges that none of the Placement Agents, any affiliate of the Placement Agents or any of their officers, directors, employees or representatives (i) has made any representation as to the Issuer or the quality of the Securities, and the Placement Agents may have acquired non-public information with respect to the Issuer which Subscriber agrees need not be provided to it, (ii) has made an independent investigation with respect to the Issuer or the Securities or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer, (iii) has acted as Subscriber’s financial advisor or fiduciary in connection with the issuance and purchase of the Securities and (iv) has prepared a disclosure or offering document in connection with the offer and sale of the Securities.

l. Without limiting Subscriber’s right to rely upon the Issuer’s representations, warranties and covenants contained herein, alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

m. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of an investment in the Securities.

n. Neither Subscriber nor any of its officers, directors, managers, managing members, general partners nor any other Person acting in a similar capacity or carrying out a similar function is (i) a person or entity designated under or the subject of any sanctions, export restrictions, restricted party list, or blocking measures administered by a governmental authority, including but not limited to the List of Specially Designated Nationals and Blocked Persons, the Foreign Sanctions Evaders List, the Menu-Based Sanctions List, the Chinese Military-Industrial Complex Companies List, the Sectoral Sanctions Identification List, the Russia-Related Sanctions Programs or any other sanctions-related list or program administered by OFAC (collectively, “Sanctions Lists”), (ii) directly or indirectly owned or controlled by, or acting on behalf of, a person that is named on a Sanctions List, (iii) organized, incorporated, established, located, operating, conducting business, participating in or facilitating any transaction involving, a resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, Russia, certain regions of Ukraine, or any other country or territory embargoed or subject to comprehensive trade restrictions by the United States, the European Union or any European Union individual member state, including the United Kingdom (collectively, “Sanctioned Jurisdictions”), (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (v) the Government of Venezuela, as defined in Executive Order 13884, or (vi) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the regulations promulgated by OFAC (31 C.F.R. Parts 500-599) and corresponding enabling statutes, executive orders, and guidance and any similar economic sanctions laws of any country in which Subscriber is performing activities, including for the screening of its investors against the Sanctions Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Securities were legally derived.

o. Subscriber is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any “group” consisting solely of Subscriber and one or more of its affiliates.

p. If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with the ERISA Plans, the “Plans”), Subscriber represents and warrants that (i) neither the Issuer, nor any of its affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Securities, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision to acquire and hold the Securities, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Subscriber’s investment in the Securities and (ii) its purchase of the Securities will not result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code, or any applicable Similar Law.

q. Subscriber has, and at the Closing, will have, sufficient funds to pay the Purchase Price pursuant to Section 3.b.

r. If Subscriber is paying the Purchase Price in USDC or $IP Tokens, (i) Subscriber has all rights, title and interest in and to the USDC Amount or the applicable $IP Token Amount, as applicable, to be contributed by it to the Issuer pursuant to this Subscription Agreement, (ii) such USDC Amount or the applicable $IP Token Amount, as applicable, is held in a digital wallet held or operated by or on behalf of Subscriber at or by an appropriately regulated custodian and/or in a self-custodied wallet in accordance with industry-standard security practices (the “Subscriber Digital Wallet”) and neither such USDC Amount or the applicable $IP Token Amount, as applicable, nor the Subscriber Digital Wallet is subject to any liens, encumbrances or other restrictions, (iii) Subscriber has taken commercially reasonable steps to protect its Subscriber Digital Wallet and such USDC Amount or the applicable $IP Token Amount, as applicable, and (iv) Subscriber has the exclusive ability to control the Subscriber Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

6. Additional Subscriber and Issuer Agreements.

a. Subscriber hereby agrees that, from the date of this Subscription Agreement until the Disclosure Time, neither Subscriber nor any Person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber shall, directly or indirectly, offer, sell, pledge, contract to sell, engage in any hedging activities or execute Short Sales (as defined herein) with respect to securities of the Issuer. For purposes of this Section 6, “Short Sales” shall include all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. For purposes of this Section 6, “Short Sales” shall not include forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis). Notwithstanding the foregoing, (a) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (b) in the case that Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities pursuant to this Subscription Agreement.

b. Notwithstanding anything to the contrary set forth in this Subscription Agreement, Subscriber (and any of Subscriber’s affiliates or any other Person who would be a beneficial owner of Common Stock beneficially owned by Subscriber for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” (as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of which Subscriber is a member) shall be subject to a beneficial ownership limitation (the “Beneficial Ownership Limitation”) of 19.99% (or such other percentage as notified to the Issuer in writing at least one day prior to the issuance of any Common Stock beneficially owned by Subscriber, provided that in no event shall such percentage exceed 19.99%) of the number of shares of Common Stock outstanding as of the applicable measurement date; provided further that Subscriber (and any of Subscriber’s affiliates) may suspend the Beneficial Ownership Limitation in its entirety if, and for so long as, such Beneficial Ownership Limitation is not required to be in effect to ensure compliance with applicable Nasdaq listing requirements with respect to stockholder approval. The Issuer shall be entitled to rely on representations made to it by Subscriber regarding its Beneficial Ownership Limitation. Notwithstanding the foregoing, by written notice to the Issuer (which may be via email), Subscriber may increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such written notice, provided that (A) in no event shall such percentage exceed 19.99% unless such Beneficial Ownership Limitation is not required to be in effect to ensure compliance with applicable Nasdaq listing requirements with respect to stockholder approval and (B) any increase shall not be effective until the sixty-first (61st) day after such written notice is delivered to the Issuer. Upon any such increase by Subscriber of the Beneficial Ownership Limitation applicable to Subscriber, the Beneficial Ownership Limitation may not be further amended by Subscriber without first providing the minimum notice required by this Subscription Agreement.

c. The Issuer shall use its commercially reasonable efforts to obtain the Stockholder Approval at a special meeting of shareholders (the “Stockholders’ Meeting”) scheduled to be held on September 21, 2025, but in any event no later than fifty (50) days following the date hereof (or seventy (70) days following the date hereof in the event that the staff of the Commission conducts a review of the preliminary proxy statement filed in connection with the Stockholders’ Meeting).

d. The Issuer shall use its commercially reasonable efforts to (i) solicit its shareholders’ approval of such resolutions, including engaging a proxy solicitor reasonably acceptable to the requisite holders and causing such proxy solicitor to reasonably assist in the solicitation of proxies in connection with the Stockholders’ Meeting and (ii) cause the Board of Directors to recommend to the shareholders that they approve such resolutions, and all management-appointed proxyholders shall vote their proxies in favor of such resolutions. If Stockholder Approval is not obtained at the Stockholders’ Meeting, the Issuer shall cause an additional stockholder meeting to be held within ninety (90) days of the date of such Stockholders’ Meeting (the “Extended Stockholder Approval Period”). If the Stockholder Approval is not obtained within the Extended Stockholder Approval Period, then the Issuer shall convene additional shareholder meetings every ninety (90) days thereafter until the Stockholder Approval is obtained.

e. The Issuer shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Issuer shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Subscriber, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

f. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to Subscriber and the Other Subscribers. For clarification purposes, this provision constitutes a separate right granted to Subscriber by the Issuer and negotiated separately by Subscriber, and is intended for the Issuer to treat Subscriber and the Other Subscribers as a class and shall not in any way be construed as Subscriber and the Other Subscribers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

g. Effective upon the Closing, the Issuer shall adopt a policy in the form previously agreed to by the Issuer and Story Foundation (the “Treasury Reserve Policy”), under which the Issuer’s treasury reserve assets will consist of (i) cash and cash equivalents and short-term investments (“Cash Assets”) that exceed working capital requirements and (ii) $IP Tokens which will serve as the primary treasury reserve asset of the Issuer on an ongoing basis, subject to market conditions and anticipated needs of the business for Cash Assets and oversight by the Digital Assets Committee (as defined below). Prior to the New Directors (as defined below) being appointed to the Board of Directors, the Treasury Reserve Policy shall not be amended, modified or waived without the prior written consent of Story Foundation.

h. In connection with obtaining Stockholder Approval, the Issuer shall increase the equity incentive pool and reserve under the Issuer’s 2024 Equity Incentive Plan to an amount equal to 35 million shares of Common Stock.

i. Following the Closing and after obtaining Stockholder Approval, the Issuer shall take all necessary corporate action such that (a) the authorized size of the Board of Directors shall be eight, (b) the Technology and Cryptocurrency Committee of the Board of Directors shall be reconstituted as the Digital Assets Committee with an updated committee charter to be adopted and which shall be comprised solely of the New Directors, and will be chaired by a New Director, (c) at least three (3) and up to five (5) individuals designated by Story Foundation shall be appointed to the Board of Directors (each a “New Director” and collectively, the “New Directors”), (d) certain of the New Directors shall be appointed to the Audit Committee, Nominating and Corporate Governance and Compensation Committees of the Board of Directors as shall be designated by Story Foundation, and (e) an individual designated by Story Foundation shall be appointed the Chief Investment Officer of the Issuer ((a) through (e) collectively, the “Governance Changes”). Promptly following such Board appointments, the Issuer shall (y) add each New Director as a covered party under the Issuer’s current director and officer insurance policy, and (z) deliver to each New Director an indemnification agreement, duly executed by the Issuer and in the same form entered into by the Issuer with each of the Issuer’s other directors. The Issuer shall maintain the number of independent directors on the Board of Directors as required to ensure ongoing compliance with applicable listing standards of the Issuer’s principal Trading Market.

7. Indemnification.

a. The Issuer shall, notwithstanding any termination of this Subscription Agreement in accordance with Section 8.b, indemnify, defend and hold harmless Subscriber and its Affiliates and their respective directors, officers, trustees, general partners, members, stockholders, partners, managers, employees, investment advisors and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each such entity or person, an “Indemnified Person”) to the fullest extent permitted by applicable law, from and against any and all reasonable and documented out-of-pocket losses, claims, damages, liabilities and reasonable and documented costs (including, without limitation, reasonable and documented costs of preparation and investigation and reasonable documented attorneys’ fees and disbursements) and all other reasonable and documented expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any breach of any of the representations, warranties, covenants or agreements made by or to be performed on the part of the Issuer under this Subscription Agreement or the other Transaction Documents or (ii) any action instituted against any Indemnified Person in any capacity, or any of them or their respective Affiliates, by any stockholder of the Issuer who is not an Affiliate of such Indemnified Person, with respect to any of the transactions contemplated by the Transaction Document and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

b. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys (and one local counsel) at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (b) if any of the conditions to the Closing set forth in Section 3 of this Subscription Agreement are not satisfied at, or are not capable of being satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing, or (c) at the election of Subscriber in the event that the Closing shall not have occurred within four (4) business days of the date hereof, provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach.

9. Miscellaneous.

a. Each party hereto acknowledges that the other party hereto and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate in all material respects. Subscriber further acknowledges and agrees that the Placement Agents are a third-party beneficiary of the representations and warranties of Subscriber contained in Section 5 and the Issuer further acknowledges and agrees that the Placement Agents are a third-party beneficiary of the representations and warranties of the Issuer contained in Section 4.

b. Subscriber agrees that none of (i) any Other Subscriber pursuant to Other Subscription Agreements entered into (including the affiliates or controlling persons, members, officers, directors, partners, agents, or employees of any such Other Subscriber), (ii) the Placement Agents, their affiliates or any of their respective affiliates’ control persons, officers, directors or employees, (iii) any affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the Issuer shall be liable to Subscriber or to any Other Subscriber pursuant to this Subscription Agreement, the Pre-Funded Warrants or the Other Subscription Agreements, as applicable, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities. On behalf of itself and its affiliates, Subscriber releases each of the entities or individuals described above in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

c. The Issuer and Subscriber are entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

d. Notwithstanding anything to the contrary in this Subscription Agreement, prior to the Closing, Subscriber may not transfer or assign all or a portion of its rights and obligations under this Subscription Agreement, other than to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) without the prior consent of the Issuer; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 5 and completes Schedule A hereto; provided, further, that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber or by an affiliate of such investment manager. In the event of such a transfer or assignment, Subscriber shall complete the form of assignment attached as Schedule B hereto. Any attempted transfer or assignment of the rights and obligations under this Subscription Agreement, other than as set forth in the preceding sentence, will be null and void.

e. The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Securities and to register the Shares and the Warrant Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Issuer agrees to keep any such information provided by Subscriber confidential.

f. [Reserved.]

g. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof other than the duties or obligations as set forth in the engagement letter, dated as of July 3, 2025, by and between the Issuer and Roth Capital Partners, LLC and the engagement letter, dated as of July 24, 2025, by and between the Issuer and Cantor Fitzgerald & Co, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

k. Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

l. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (iii) when sent, with no mail undeliverable, “bounceback” or other rejection notice, if sent by email or (iv) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Issuer, to:

Heritage Distilling Holding Company, Inc.

9668 Bujacich Road

Gig Harbor, Washington 98332

Attention: Justin Stiefel, CEO

Email: justin@heritagedistilling.com

with a copy (which shall not constitute notice) to:

Heritage Distilling Holding Company, Inc.

9668 Bujacich Road

Gig Harbor, Washington 98332

Attention: Zanne Rhyder, Director, Corporate Governance & Securities

E-mail: Zanne.Rhyder@heritagedistilling.com

Pryor Cashman LLP

7 Times Square

New York, New York 10036

Attention: Eric M. Hellige, Esq.

E-mail: EHellige@pryorcashman.com

(iii) if to the Placement Agents, to:

Cantor Fitzgerald & Co

110 E. 59th St.

New York, NY 10022

Attention: General Counsel

Email: legal-IBD@cantor.com

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Attention: Managing Director

Email: rothECM@roth.com

Copy (which copy shall not constitute notice) to:

Reed Smith LLP

200 South Biscayne Boulevard,

Suite 2600, Southeast Financial Center

Miami, Florida 33131

Attention: Constantine Karides, Esq.

Lynwood Reinhardt, Esq.

Michael S. Lee, Esq.

Email: ckarides@reedsmith.com;

lreinhardt@reedsmith.com; michael.lee@reedsmith.com

m. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.m OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.m.

n. The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement (the “Disclosure Time”), issue one or more press releases or furnish or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby, and any other material, nonpublic information that the Issuer has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, nonpublic information received from the Issuer and the Placement Agents or any of their respective officers, directors or employees. In addition, unless it has already done so by filing the Disclosure Document, on or before the fourth (4th) Business Day following the date of this Subscription Agreement, the Issuer shall file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates, without the prior written consent of Subscriber, (i) in any press release or (ii) in any filing with the Commission or any regulatory agency or trading market, except (A) as required by the federal securities law in connection with a Registration Statement or (B) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of any Trading Market or by any other governmental authority with competent jurisdiction, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under this clause (ii) and reasonably cooperate with such Subscriber regarding such disclosure.

o. In any jurisdiction in which an exemption from registration or qualification is not available, the Issuer will cooperate with the Placement Agents and Subscriber in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agents and Subscriber may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Issuer shall not be required to produce any new disclosure document. The Issuer will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agents and Subscriber may reasonably request for distribution of the Securities. The Issuer will advise the Placement Agents and Subscriber promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

p. Certificates or book-entries evidencing the Securities shall not contain any legend (including the legends set forth in Section 3.c(ii) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144. The Issuer shall cause its counsel to issue a legal opinion to the Issuer’s transfer agent or the Subscriber promptly after the Effective Date (as defined in the Registration Rights Agreement) if required by the Issuer’s transfer agent to effect the removal of the legend hereunder. If requested, the Issuer shall provide a copy of such legal opinion to the Issuer’s transfer agent to a Subscriber. The Issuer agrees that following the Effective Date or at such time as such legend is no longer required under this Section 9.p, it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Subscriber to the Issuer or the Issuer’s transfer agent of a certificate, book entry statement or other instrument representing Securities, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to each Subscriber a certificate, book entry statement or other instrument representing such Subscriber’s Securities that is free from all restrictive and other legends. The Issuer may not make any notation on its records or give instructions to the Issuer’s transfer agent that enlarge the restrictions on transfer set forth in this Section 9.p. Certificates, book entry statements or other instruments for Securities subject to legend removal hereunder shall be transmitted by the Issuer’s transfer agent to the Investor by crediting the account of the Issuer’s prime broker with the Depository Trust Company System as directed by such Subscriber. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Issuer’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of Securities issued with a restrictive legend.

q. In addition to such Subscriber’s other available remedies, the Issuer shall pay to a Subscriber, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Securities (based on the VWAP of the Common Stock on the Legend Removal Date) for which the restrictive legend has not been removed pursuant to Section 9.p, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after the Legend Removal Date) for each Trading Day after the Legend Removal Date until such certificate or book entry statement is delivered without a legend and (ii) (a) if the Issuer fails to issue and deliver (or cause to be delivered) to a Subscriber by the Legend Removal Date a certificate or book entry statement representing the Securities that are free from all restrictive and other legends and (b) if after the Legend Removal Date such Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of all or any portion of the number of Securities, or a sale of a number of shares of Common Stock equal to all or any portion of the number of Securities that such Subscriber anticipated receiving from the Issuer without any restrictive legend, then, an amount equal to the excess of such Subscriber’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Securities that the Issuer was required to deliver to such Subscriber by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Subscriber to the Issuer of the applicable Securities and ending on the date of such delivery and payment under this clause (ii).

r. Each party hereto agrees for the express benefit of the Placement Agents, their affiliates and their representatives that:

(i) The Placement Agents are acting as placement agents for the Issuer solely in connection with the sale of the Securities and is not acting in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, or any other person or entity in connection with the sale of Securities.

(ii) Neither the Placement Agents, nor any of their Affiliates or any of their respective representatives: (1) shall be liable for any improper payment made in accordance with the information provided by the Issuer; (2) has made or will make any representation or warranty, express or implied, of any kind or character, and has not provided any recommendation in connection with the purchase or sale of the Securities; (3) has any responsibilities as to the validity, accuracy, completeness, value or genuineness, as of any date, of any information, certificates or documentation delivered by or on behalf of the Issuer pursuant to this Subscription Agreement, the other Transaction Documents, or in connection with any of the transactions contemplated by such agreements; (4) shall be liable or have any obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Issuer or any other Person or entity), whether in contract, tort or otherwise to Subscriber or to any person claiming through Subscriber, (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Subscription Agreement, any other Transaction Document, (B) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement, any other Transaction Document, or (C) or anything otherwise in connection with the purchase and sale of the Securities, except in each case for such party’s own fraud, gross negligence or willful misconduct.

s. The Issuer hereby acknowledges and agrees that, in addition to the representations, warranties, covenants, and agreements set forth in this Subscription Agreement, the representations, warranties, covenants, and agreements made by the Issuer in the Placement Agency Agreement, dated as of August 11, 2025, by and between the Issuer and the Placement Agents, including all schedules and exhibits thereto, are hereby incorporated by reference into this Subscription Agreement and shall be deemed to have been made to, and may be relied upon by, the Subscriber as if fully set forth herein.

t. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the Issuer and Subscriber; provided, that (i) no provision of this Subscription Agreement that references the Placement Agents may be amended, modified, terminated or waived in any manner that is adverse to the Placement Agents without the written consent of both Placement Agents and (ii) any rights (but not obligations) of a party under this Subscription Agreement, other than the provisions referenced in (i), may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

u. The parties agree that irreparable damage would occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement or to enforce specifically the performance of the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 9.m, in addition to any other remedy to which any party is entitled at law or in equity.

v. Defined terms herein shall apply equally to the singular and plural forms of the terms defined. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Subscription Agreement in its entirety and not to any particular provision hereof, (iv) unless otherwise noted all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Subscription Agreement, and (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

ISSUER:

Heritage Distilling Holding Company, INC.

By:
Name:	Justin Stiefel
Title:	Chief Executive Officer

Signature Page to Subscription Agreement

SUBSCRIBER:

Name of Subscriber:

Signature of Subscriber:

By:

Name:

Title:

Name in which securities are to be registered (if different):

Email Address:

Subscriber’s EIN:

Address:

Attn:

Telephone No:

Facsimile No:

Aggregate Number of Shares subscribed for:

Aggregate Number of Pre-Funded Warrants subscribed for:

Purchase Price:	$________________________________

Form of Payment and Purchase Price:	☐ Cash: $
☐USDC:
☐ $IP Token:

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

If you are paying the Purchase Price in USDC or $IP Token, you must pay the total USDC Amount or the applicable $IP Token Amount, as applicable, free and clear of any liens, encumbrances or other restrictions, to the Issuer’s wallet address specified in the Closing Notice.

Signature Page to Subscription Agreement

EXHIBIT A

Form of Pre-Funded Warrant

(see attached)

EXHIBIT B

Form of Stockholder Support Agreement

(see attached)

EXHIBIT C

Form of Registration Rights Agreement

(see attached)

EXHIBIT D

Joinder

(see attached)

EXHIBIT E

Key Stockholders

ADDENDUM A

Risk Factors

(see attached)

Addendum A – Risk Factors

This Addendum (this “Addendum”) is made part of, and incorporated by reference into, those certain Subscription Agreements (each, an “Agreement”), dated as of ____________, by and among Heritage Distilling Holding Company, Inc. (the “Company”) and the purchasers party thereto (each, an “Investor” and, collectively, the “Investors”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. For the avoidance of doubt, the risk factors set forth below supersede and replace, to the extent of any conflict, any prior risk disclosures delivered in connection with the Company’s crypto treasury reserve strategy centered on the Story Protocol and the $IP token (“$IP”). In addition, Investor acknowledges it has had a chance to review and understand the Company’s public filings with the Commission, including the Risk Factors identified by the Company in any prospectus, registration statement, quarterly or annual filing.

1. Purpose and Scope

The Company intends to implement a crypto-treasury reserve strategy pursuant to which it may acquire, hold, stake, validate, dispose of and otherwise transact in $IP and other related digital assets that are necessary or useful as part of the Company’s strategy with respect to the Story Protocol. Additional information about the Story Protocol can be found here: https://docs.story.foundation/introduction

This Addendum sets forth material risks associated with such strategy, prepared in the style customarily used by leading securities counsel for sophisticated investors. Each Investor acknowledges and agrees that it has carefully reviewed, understands and accepts the risks described herein.

2. No Advice; Sophisticated Investor Status

Nothing in this Addendum constitutes legal, tax, accounting, investment or other professional advice. Each Investor represents that it is a sophisticated party, has consulted with its own advisers to the extent it has deemed appropriate and is able to bear the economic risk of its investment, including a total loss thereof.

3. Risk Factors

The following risk factors, which are not exhaustive, should be read in conjunction with (i) the Company’s filings with the Commission, (ii) any private placement memoranda or supplements delivered to Investor, and (iii) applicable authoritative accounting and regulatory guidance.

Regulatory, Securities Law, and Investment Company Act Risks

1.	$IP could be deemed a “security”; our strategy could become unlawful or impracticable. The legal status of many digital assets remains unsettled. We believe that $IP is not a security but neither Congress nor the Commission has yet formulated clear guidance as to how digital assets should be classified with respect to U.S. federal securities laws. Therefore, while we have concluded that $IP is not a “security” within the meaning of the U.S. federal securities laws, and registration of the Company under The Investment Company Act of 1940, as amended (the “1940 Act”) is therefore not required under the applicable securities laws, we acknowledge that a regulatory body or federal court may determine otherwise.

2.	Risk of being deemed an “investment company.” Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of certain cash items) on an unconsolidated basis. If the Commission determined that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the Commission, that we would potentially be unable to enforce contracts with third parties and that third parties could seek to obtain rescission of transactions undertaken during the period for which it was established that we were an unregistered investment company.

3.	Provision of validator services may be characterized as unregistered securities offerings. In connection with our proposed activities regarding the Story Protocol, we may stake our $IP and operate a validator to secure the network, and we may also offer others the right to access that validator. In the past, the Commission has asserted that the offering of validator services to third parties constitutes an offer to the public of unregistered securities. While the Commission has recently released a statement stating that in the views of its Division of Trading and Markets, it will not consider staking and the provision of validator services to constitute an offering of securities, this statement is not a rule, regulation, guidance, or statement of the Commission and does not alter applicable law.

4.	Rapidly evolving enforcement landscape; prior cases provide little certainty. Enforcement actions against digital asset issuers, trading platforms and staking providers demonstrate shifting, sometimes inconsistent judicial and regulatory approaches. Even where complaints have been narrowed or dismissed, future administrations or courts may take a different view, and previously “safe” assets or strategies may be re-characterized retroactively.

Accounting, Financial Reporting, and Earnings Volatility Risks

5.	Mandatory fair value through earnings will increase P&L volatility. Under FASB ASU 2023-08, many crypto assets (including $IP, if it meets the ASU’s scope criteria) must be measured at fair value with changes recognized in net income. Due to the highly volatile nature of $IP and digital assets in general, this could result in material increases in volatility in our reported earnings. Additionally, our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our proposed holdings of $IP.

6.	Complex valuation controls and benchmark dependence. Reliance on third-party reference rates, principal-market determinations or bespoke methodologies introduces risk if those benchmarks are disrupted, manipulated, or fail IOSCO benchmark principles. NAV or fair-value determinations could be challenged, leading to restatements or control deficiencies.

7.	Internal control over financial reporting (ICFR) strain. Fair value, complex custody arrangements, staking reward recognition, fork/airdrop accounting, and tax characterization increase the risk of material weaknesses, restatements, and adverse auditor opinions—potentially impairing access to capital markets.

8.	Tax uncertainty. U.S. federal, state, and non-U.S. tax treatment of treasury crypto, staking rewards, forks, airdrops, and wrapped or bridged assets remains unsettled, creating risks of unexpected current or deferred tax liabilities, withholding obligations, and penalties.

Market, Liquidity, and Trading Risks

9.	Extreme volatility; potential for total loss. $IP and comparable digital assets exhibit extreme price volatility, illiquidity in stress events, thin order books on smaller venues, and susceptibility to momentum pricing and “short squeezes,” any of which may cause severe drawdowns that materially impair our equity value.

10.	Premium/discount and arbitrage breakdown. If investors perceive our stock price as a proxy for $IP, the lack of a continuous redemption/creation arbitrage can cause persistent, material premiums or discounts to intrinsic value.

11.	Benchmark/reference rate failure or manipulation. Disruption, exclusion, or failure of constituent exchanges in any $IP reference rate, or materially different prices across venues, could impair valuation, trigger margin calls or covenant breaches, and undermine investor confidence.

12.	Concentration and whale risk. Large holders (including the protocol foundation, VCs, or early insiders) could sell into thin liquidity, significantly impacting price.

13.	Capital structure and leverage risk specific to crypto reserve models. Companies financing crypto acquisitions with layered convertibles, preferred stock or margin loans face liquidity squeezes, forced sales, or dilutive recapitalizations if equity prices or token prices fall.

Custody, Cybersecurity, and Operational Risks

14.	Cybersecurity Risks. $IP and other blockchain-based cryptocurrencies and the entities that provide services to participants in the $IP ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities resulting in losses of digital assets. For example, the digital asset exchange ByBit was recently the subject of a hack in which over $1.5 billion of customer digital assets were lost. While we do not use ByBit as a custodian, and ByBit was able to make all of its customers whole through use of reserves and insurance policies, there is no contractual guarantee that our custodians will do the same, or that legal recourse, insurance or indemnitees will cover any losses we may incur as a result of any security breaches, cyberattacks, or other malicious activities.

15.	Counterparty, rehypothecation, and bankruptcy estate risks. Although we have implemented various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the $IP we own in custody accounts at U.S.-based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held $IP is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held $IP were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such $IP, or delaying or hindering our access to our $IP holdings, and this may ultimately result in the loss of the value related to some or all of such $IP. Additionally, digital asset lending arrangements may expose us to risks of borrower default, operational failures and cybersecurity threats.

16.	Banking/de-banking risk. A number of companies and individuals or businesses associated with digital assets may have had and may continue to have their existing banking services discontinued with financial institutions. Although U.S. banking regulators have recently rescinded prior guidance which emphasized the risks associated with digital asset businesses, it is possible that some banking institutions may remain unwilling to provide services to companies in the digital asset space. Loss of access to fiat rails (after failures of crypto-friendly banks or policy shifts) may delay settlements, tax payments, or vendor obligations, impairing liquidity.

17.	Irreversibility of digital asset transactions. The irreversibility of digital asset transactions exposes us to risks of theft, loss and human error, which could negatively impact our business.

Story Protocol / $IP–Specific Technology and Governance Risks

18.	Novel, recently launched protocol. The Story Protocol is a purpose-build layer 1 blockchain designed to allow owners of intellectual property to register their ownership on-chain and add usage terms for licensees. This functionality is new and may not function as intended. In addition, the Story Protocol’s smart-contract-based IP rights management may not be recognized by courts or regulators. Finally, there can be no absolute assurance that persons registering and monetizing intellectual property on the Story blockchain are the actual owner of such intellectual property. Any of the foregoing could result in decreased adoption of the Story Protocol. The Story Protocol relies on active engagement by users to function and decentralize, and such engagement is key to driving the value of $IP, and any failure to achieve adoption could undermine the core value proposition of $IP, thus causing its price to decrease.

19.	Consensus-capture and validator attacks (e.g., >33% / >50% / >66% control scenarios). Concentration of stake or validator collusion could censor transactions, cause chain reorganizations, or enable double-spends—potentially irreversibly impairing the value of $IP.

20.	Forks, airdrops, and “Incidental Rights.” Protocol changes, contentious forks, or airdrops can create legal, tax, accounting, and operational uncertainty. We may forego, abandon, or be unable to claim certain forked assets, leading to opportunity cost or disputes over entitlement.

21.	Slashing penalties. If we choose to operate our own validator or delegate or $IP to another validator, we may suffer slashing or forfeiture of rewards due to downtime, misconfiguration, or malicious software, materially reducing the value of our treasury holdings.

22.	Oracle, bridge, and smart-contract risk. $IP-based applications may rely on off-chain data, cross-chain bridges, or composable contracts, all of which have shown high exploit frequency.

23.	Intellectual-property conflicts. The protocol’s claims about enforceable IP licenses could conflict with national IP laws, treaty obligations, or public policy—inviting litigation or regulatory scrutiny that depresses adoption.

24.	There can be no absolute assurance that persons registering and monetizing intellectual property on the Story blockchain are the actual owner of such intellectual property. This could lead to disputes, claims or litigation involving intellectual property rights. While there are internal processes to prevent such issues, it depends on the applications to adopt such processes, the failure to do so may adversely affect the value and or the use of the $IP token and the platform as a whole.

Corporate Governance, Conflicts, and Concentration Risks

25.	Conflicts with protocol foundations, core developers, or affiliated investors. If a foundation, venture fund, or insider seeded our strategy or holds rights to fee rebates, information, or governance influence, their interests may diverge from public shareholders.

26.	Shareholder concentration and voting control. A single or small number of shareholders with concentrated ownership may control outcomes on critical matters, impede listing eligibility, or create overhang risk through large share sales.

27.	Related-party transactions and side letters. Preferential economics for strategic/seed investors (e.g., fee breaks, revenue shares) could disadvantage public investors and constrain our fiduciary flexibility.

Capital Markets, Disclosure, and Listing Risks

28.	Exchange listing may be lost. If we fail to satisfy the continuing listing requirements of Nasdaq, Nasdaq may take steps to delist our Common Stock – including in the event that they view $IP’s security status as unclear, our float as too concentrated, or our disclosure controls as inadequate. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would likely take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our securities, or prevent future non-compliance with Nasdaq’s listing requirements.

29.	Future Commission or exchange rules can retroactively affect us. Even if we initially comply, later guidance (e.g., on crypto custody, staking, stablecoins, DeFi) could force costly remediation or unwinds.

30.	Marketing, promotional, and selective disclosure risk. Given heightened regulatory scrutiny, any public statements about tokenomics, price expectations, or protocol development could be alleged to be misleading “investment” solicitations.

Banking, Payments, and Sanctions/AML Risks

31.	OFAC and sanctions exposure. We are subject to the rules enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), including prohibitions on conducting business with persons named on, or owned by persons named on, OFAC’s various sanctions lists. U.S. sanctions compliance obligations apply to transactions in digital assets and U.S. sanctions authorities have in recent years directed significant attention to sanctions compliance among the digital asset industry. Because of the pseudonymous nature of blockchain transactions, we may inadvertently and without knowledge, directly or indirectly engage in transactions with or for the benefit of prohibited persons. Civil liability for OFAC sanctions violations are typically regarded as “strict liability” violations, meaning we may be held responsible for transacting with prohibited parties even if we have no knowledge that a particular counterparty is a prohibited person under the OFAC sanctions regulations. In addition, we may be subject to non-U.S. economic sanctions laws and regulations to the extent we conduct activity within the jurisdiction of other sanctions regimes, including those of the European Union and United Kingdom.

32.	AML/KYC frictions. The Financial Crimes Enforcement Network, a division of the U.S. Treasury Department (“FinCEN”) regulates providers of certain services with respect to “convertible virtual currency,” including $IP. Businesses engaged in the transfer of convertible virtual currencies are subject to registration and licensure requirements at the U.S. federal level and also under U.S. state laws. There is a risk that if we determine to provide staking services to third parties, FinCEN or other regulators could view such services as the provision of money transmission activities subject to regulations. If regulatory changes or interpretations require us to register as a money services business with FinCEN under the U.S. Bank Secrecy Act, or as a money transmitter under state laws, we may be subject to extensive regulatory requirements, resulting in significant compliance costs and operational burdens. In such a case, we may incur extraordinary expenses to meet these requirements or, alternatively, may determine that continued operations are not viable.

Macroeconomic, Legislative, and Political Risks

33.	Adverse political turnover or legislative reversal. Changes in administration or legislative priorities can upend permissive or neutral stances toward crypto, stablecoins, staking, or Layer-1s apart from $IP/Ether, producing sudden compliance burdens or bans.

34.	Stablecoin, market-structure, or benchmark reforms. Statutes governing fiat-backed stablecoins, digital asset market structure, and custody (including potential CFTC/Commission jurisdictional re-cuts) could materially alter liquidity, pricing, and our ability to hedge.

Litigation and Enforcement Risks

35.	Private and class action litigation. Shareholders, token purchasers, protocol participants, or IP rightsholders could bring claims alleging securities violations, misstatements, IP infringement, or governance misconduct—potentially resulting in material damages, rescission, or injunctive relief.

36.	DAO/governance liability. It could be alleged that by holding $IP or using $IP to vote on governance proposals in relation to the Story Protocol, the holders of $IP, including the Company, have entered into a general partnership, unincorporated association, or some other form of legal entity or association with other $IP holders or a group of such holders. If this were to be found or alleged with respect to the Story Protocol and holders of $IP, we could be held responsible for the actions of the other members of the unincorporated association or general partnership, or the Story Protocol itself, and subject to up to unlimited liability with respect to those actions.

Environmental, Social, and Reputational Risks

37.	Reputational risk from industry failures and misconduct. The collapse of high-profile market participants continues to cast a shadow over the sector; further failures or negative publicity could depress our valuation independent of our fundamentals.

38.	ESG & sustainability scrutiny. Although Story is not proof-of-work, ESG-focused investors may still penalize any crypto-centric strategy, limiting our investor base or access to capital.

Strategic and Execution Risks

39.	Dependence on market confidence to finance ongoing accumulation. As seen in other crypto-treasury models, continued issuance of debt or equity to buy more tokens can become self-reinforcing—until market sentiment turns—at which point liquidity may evaporate, causing distressed financings or forced liquidations.

40.	Failure to differentiate versus other crypto-treasury peers. As more public companies pursue token-reserve business models, investors may discount our equity unless we can demonstrate durable competitive advantages, risk controls, and sustainable economics.

41.	Key-person and protocol-team dependency. The continued development, security, and governance of Story may depend on a small number of contributors or a foundation. Loss of these contributors—or strategic disagreements (including over forks)—could impair $IP’s value.

Equity Line of Credit Sales

42.	Prior sales under the Company’s equity line of credit could adversely impact the Company. On January 23, 2025, the Company entered into a securities purchase agreement (the “ELOC Agreement”) with an institutional investor (the “ELOC Purchaser”), pursuant to which the Company, subject to the restrictions and satisfaction of the conditions in the ELOC Agreement, has the right, but not the obligation, to sell to the ELOC Purchaser, and the ELOC Purchaser is obligated to purchase, up to $15.0 million of newly-issued shares of Common Stock. On July 21, 2025, the Company and the Placement Agents commenced the confidential marketing of the transactions contemplated by the Agreement to a limited number of institutional accredited investors and qualified institutional buyers. Between July 21, 2025 and July 30, 2025, while such confidential marketing was in process and continuing , the Company sold to the ELOC Purchaser an aggregate of 8,550,537 shares of Common Stock pursuant to the ELOC Agreement for aggregate gross proceeds of approximately $3,396,161, at prices ranging from $0.32 to $0.45 per share. The Company ceased selling shares of Common Stock under the ELOC Agreement on July 30, 2025, and no further sales have occurred under the ELOC Agreement since that date. After giving effect to the sales of Common Stock under the ELOC Agreement through July 30, 2025, the Company had 23,623,852 shares of Common Stock issued and outstanding. While the Company believes it acted in good faith and in compliance with applicable laws and regulations in making such sales, it is possible that regulatory authorities or other parties could assert that material non-public information may have existed at the time of such sales. If such claims were made or proven to be successful, it could result in regulatory inquiries, civil investigations, cease-and-desist orders, other potential administrative actions or private litigation brought by investors or damages resulting from such private actions. While the Company would vigorously defend itself in any such matters, responding to or resolving such actions could involve costs, divert management resources, and potentially impact the Company’s business, market perception and stock price.

Investor Acknowledgement and Reliance

Each Investor acknowledges that it has received, carefully read and understands these Risk Factors, had an opportunity to ask questions and receive answers from the Company, and is relying solely on its own examination of the Company, $IP and the Story Protocol (and the terms of the Agreement) in making its investment decision.

Miscellaneous

(a) This Addendum shall be deemed part of and incorporated by reference into the Agreement for all purposes.

(b) To the extent of any conflict between the Agreement (or any disclosure schedule thereto) and this Addendum, this Addendum shall control solely with respect to the subject matter herein.

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

The undersigned represents and warrants that the undersigned is an institutional “accredited investor” (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below) (please check all boxes that apply):

☐	(i) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

☐	(ii) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

☐	(iii) An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act;

☐	(iv) An insurance company as defined in Section 2(13) of the Exchange Act;

☐	(v) An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

☐	(vi) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	(vii) A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐	(viii) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	(ix) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	(x) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	(xi) An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

☐	(xii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Issuer;

☐	(xiii) A “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

☐	(xiv) An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; and/or

☐	(xv) An entity in which all of the equity owners qualify as an institutional “accredited investor” under any of the above subparagraphs.

☐	(xvi) Subscriber does not qualify under any of the investor categories set forth in (i) through (xv) above.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

SCHEDULE B

FORM OF ASSIGNMENT

This Subscription Assignment and Joinder Agreement (this “Assignment Agreement”), dated August 11, 2025, is made and entered into by and between (“Subscriber”) and (“Assignee”) and acknowledged by Heritage Distilling Holding Company, Inc., a Delaware corporation (the “Issuer”).

WHEREAS, the Issuer and Subscriber entered into that certain Subscription Agreement (the “Subscription Agreement”), dated August 11, 2025, pursuant to which Subscriber agreed to subscribe for and purchase shares of the Issuer’s Common Stock (the “Shares”) and/or the pre-funded warrants to purchase shares of the Issuer’s Common Stock (the “Pre-Funded Warrants” and, together with the Shares, the “Securities”);

WHEREAS, Subscriber and Assignee are affiliated investment funds; and

WHEREAS, for administrative reasons, Subscriber desires to assign its rights to subscribe for and purchase of the Securities along with the rights and obligations set forth in the Subscription Agreement of such Securities (the “Assigned Securities”) to Assignee.

NOW, THEREFORE, pursuant to Section 9.d of the Subscription Agreement, and as further described in the table below, Subscriber hereby assigns its rights to subscribe for and purchase the Assigned Securities to Assignee and Assignee hereby (i) accepts the rights to subscribe for and purchase the Assigned Securities and agrees to be bound by and subject to the terms and conditions of the Subscription Agreement, (ii) expressly makes the representations and warranties in Section 5 of the Subscription Agreement with respect to the Assigned Securities and (iii) completed Schedule A to the Subscription Agreement and attached it hereto. Notwithstanding the foregoing, this Assignment Agreement shall not relieve Subscriber of any of its obligations under the Subscription Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Subscription Agreement.

The following assignment by Subscriber to Assignee of its rights to subscribe for and purchase all or a portion of the Securities have been made:

Date of Assignment	Subscriber	Assignee	Number of Shares and/or Pre-Funded Warrants Assigned	Subscriber Revised Subscription Amount	Assignee Subscription Amount

[Signature Page Follows]

IN WITNESS WHEREOF, this Subscription Assignment and Joinder Agreement has been executed by Subscriber and Assignee acknowledged by the Issuer by its duly authorized representative as of the date set forth above.

Acknowledgement by the Issuer:

Heritage Distilling Holding Company, INC.

By:
Name:
Title:

Signature of Subscriber:

By:
Name:
Title:

Signature of Assignee:

By:
Name:
Title:

Assignee’s EIN:

Address:

Attn:

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of August 11, 2025, by and among Heritage Distilling Holding Company, Inc., a Delaware corporation (the “Company”) and the purchasers identified on Schedule A hereto (each, a “Purchaser” and collectively, the “Purchasers”) and such other Persons, if any, from time to time, that become a party hereto as holders of Registrable Securities (as defined below).

RECITALS

WHEREAS, pursuant to the Purchase Agreement (as defined below), on the Closing Date (as defined in the Purchase Agreement), the Company will issue to each Purchaser shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and such purchased shares, the “Shares”) and/or pre-funded warrants (the “Pre-Funded Warrants”) to purchase Common Stock (the “Warrant Shares”);

WHEREAS, in connection with the execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby, the Company has agreed to grant the Holders (as defined below) certain registration rights as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

1.1 Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Additional Effectiveness Deadline” has the meaning set forth in Section 2.1(h).

(b) “Additional Filing Deadline” has the meaning set forth in Section 2.1(h).

(c) “Additional Registrable Securities” has the meaning set forth in Section 2.1(a)(iii).

(d) “Additional Shares” means any restricted shares acquired by any Purchaser and any shares acquired by any Purchaser that are “control shares” in the hands of such Purchaser, in each case, from time to time, including, without limitation, after the date hereof and acquired prior to the date hereof, and any shares of Common Stock issued to the Purchasers pursuant to a stock split, stock dividend or other distribution with respect to, or in exchange or in replacement of, such restricted shares or the Shares, or in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event, whether or not such acquisition has actually been effected.

(e) “Affiliate” means with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, limited partner, member, officer, director or manager of such Person and any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the terms “controls,” “controlled by,” or “under common control with” means the possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

(f) “Agreement” has the meaning set forth in the Preamble.

(g) “Business Day” means any day, excluding Saturday, Sunday and any day which is a legal holiday in the City of New York or is a day on which banking institutions located in the City of New York are authorized or required by law or other governmental action to close.

(h) “Common Stock” has the meaning set forth in the Recitals.

(i) “Company” has the meaning set forth in the Preamble.

(j) “Company Filing Deadline” has the meaning set forth in Section 2.1(a)(i).

(k) “Company Indemnified Party” has the meaning set forth in Section 2.5(b).

(l) “Controlling Person” has the meaning set forth in Section 2.5(a).

(m) “Demand Notice” has the meaning set forth in Section 2.1(i).

(n) “Demand Registration” has the meaning set forth in Section 2.1(i).

(o) “Disclosure Package” has the meaning set forth in Section 2.5(a).

(p) “Effectiveness Deadline” means the Initial Effectiveness Deadline, the Additional Effectiveness Deadline(s) and/or the Demand Effectiveness Deadline(s), as applicable.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(r) “Demand Effectiveness Deadline” has the meaning set forth in Section 2.1(i).

(s) “Demand Filing Deadline” has the meaning set forth in Section 2.1(i).

(t) “Demand Registration Statement” has the meaning set forth in Section 2.1(i).

(u) “Governmental Authority” means any domestic or foreign multinational, federal, state, provincial, municipal or local government (or any political subdivision thereof) or any domestic or foreign governmental, regulatory or administrative authority or any department, commission, board, agency, court, tribunal, judicial body or instrumentality thereof, or any other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (including any arbitral body).

(v) “Holder” (collectively, “Holders”) means any Purchaser and any transferee thereof, in each case, to the extent holding or beneficially owning Registrable Securities.

(w) “Holder Indemnified Parties” has the meaning set forth in Section 2.5(a).

(x) “Indemnified Party” has the meaning set forth in Section 2.5(c).

(y) “Initial Effectiveness Deadline” has the meaning set forth in Section 2.1(b).

(z) “Initiating Holders” means, collectively, Holders who initiate a Demand Registration Statement in accordance with Section 2.1(i) or Section 2.1(j) as the case may be.

(aa) “Minimum Amount” has the meaning set forth in Section 2.1(e).

(bb) “Other Securities” has the meaning set forth in Section 2.1(j)(i).

(cc) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(dd) “Piggyback Notice” has the meaning set forth in Section 2.1(j)(i).

(ee) “Piggyback Registration” has the meaning set forth in Section 2.1(j)(i).

(ff) “Piggyback Request” has the meaning set forth in Section 2.1(j)(i).

(gg) “Pre-Funded Warrants” has the meaning set forth in the Recitals.

(hh) “Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

(ii) “Purchase Agreement” means, collectively, those certain subscription agreements (as may be amended, amended and restated, or supplemented from time to time), dated as of the date hereof, by and among the Company and the Purchasers.

(jj) “Purchaser” has the meaning set forth in the Preamble.

(kk) “register,” “registered” and “registration” refer to a registration effected by filing with the SEC a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

(ll) “Registrable Securities” means (i) the Shares, (ii) Warrant Shares and (iii) any Additional Shares; provided, however, that if the Shares, Warrant Shares or Additional Shares shall cease to be treated as Registrable Securities on the earliest to occur of, (A) the date such security has been disposed of pursuant to an effective registration statement, (B) the date on which such security is sold pursuant to Rule 144, (C) the date on which such security ceases to be outstanding, or (D) the date on which the Holder thereof, together with its Affiliates, is able to dispose of such Shares, Warrant Shares or Additional Shares, as the case may be, without restriction or limitation pursuant to Rule 144 and without the requirement for the Company to be in compliance with the periodic reporting requirements of Rule 144(c) (or any successor rule).

(mm) “Registration Expenses” means any and all expenses incident to the Company’s performance of or compliance with this Agreement, including: (i) all SEC, FINRA and other registration and filing fees, (ii) all fees and expenses associated with filings to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are to be listed or quoted, (iii) all fees and expenses with respect to filings required to be made with an exchange or any securities industry self-regulatory body, (iv) all fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel for the Company in connection therewith and reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions), (v) printing, messenger, telephone and delivery expenses of the Company (including the cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto), (vi) all fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any special audits or comfort letters, or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) securities acts liability insurance, if the Company so desires, (viii) all internal expenses of the Company (including, all salaries and expenses of its officers and employees performing legal or accounting duties), (ix) the expense of any annual audit; (x) the fees and expenses of any Person, including special experts, retained by the Company; (xi) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities, (xii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and (xiii) all legal fees and expenses of one (1) legal counsel to the Holders, such fees and expenses not to exceed $10,000 per registration; provided, however that “Registration Expenses” shall not include fees and expenses in connection with underwriting discounts, selling commissions and stock transfer taxes attributable to the sale of the Registrable Securities or (except as otherwise set forth in this Agreement) any legal fees and expenses of counsel to the Holders above $10,000 per registration and all such excluded expenses in this proviso relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder, except that fees and expenses in connection with underwriting discounts, selling commissions and stock transfer taxes attributable to the sale of the Registrable Securities shall be borne by the Holder that incurred such fees and expenses.

(nn) “Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement. For the avoidance of doubt, “Registration Statement” shall include all Shelf Registration Statements and Demand Registration Statements required to be filed pursuant to this Agreement.

(oo) “Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

(pp) “Rule 415” means Rule 415 under the Securities Act or any successor rule thereto.

(qq) “SEC” means the U.S. Securities and Exchange Commission.

(rr) “SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

(ss) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(tt) “Shares” has the meaning set forth in the Recitals.

(uu) “Shelf Registration” has the meaning set forth in Section 2.1(a)(i).

(vv) “Shelf Registration Statement” has the meaning set forth in Section 2.1(a)(i).

(ww) “Shelf Takedown” has the meaning set forth in Section 2.1(d).

(xx) “Underwritten Block Trade” has the meaning set forth in Section 2.1(f).

(yy) “Underwriter Cutback” has the meaning set forth in Section 2.1(j)(ii).

(zz) “Underwritten Offering” has the meaning set forth in Section 2.1(e).

(aaa) “Underwritten Offering Notice” has the meaning set forth in Section 2.1(e).

(bbb) “Updated Disclosure Package” has the meaning set forth in Section 2.5(a).

(ccc) “Warrant Shares” has the meaning set forth in the Recitals.

ARTICLE II

Registration Rights

2.1 Relating to Company Registration.

(a) Filing.

(i) On or prior to the date that is fifteen (15) days following the date hereof (the “Company Filing Deadline”), the Company shall file with the SEC a Registration Statement on Form S-3 (or, subject to Section 2.1(a)(ii), such other appropriate form) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (a “Shelf Registration Statement”) pursuant to which all of the Registrable Securities shall be registered for resale by such Holders (a “Shelf Registration”).

(ii) If Form S-3 is not available for the Shelf Registration Statement for the resale of Registrable Securities, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of such Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(iii) The Company may include in the registration statement filed pursuant to this Section 2.1(a) the shares of Common Stock issuable upon conversion of the Company’s outstanding shares of Series B convertible preferred stock (“Series B Preferred Stock”) and the shares of Common Stock issuable upon exercise of the warrants issued in connection with the sale of the Series B Preferred Stock and the warrants issued or issuable in connection with the transactions contemplated by the Purchase Agreement, including to the placement agent and any consultants retained, and issued or issuable in connection with the settlement of outstanding indebtedness or payables in connection with such transactions (such shares of Common Stock, the “Additional Registrable Securities”).

(b) Effectiveness. The Company shall use its best efforts to cause the Shelf Registration Statement(s) filed pursuant to Section 2.1(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as soon as practicable after the filing thereof, but in no event later than the date that is the earlier of (i) in the event that such Shelf Registration Statement (x) is not subject to a review by the SEC, thirty (30) calendar days after the earlier of (A) the Company Filing Deadline and (B) the date such Shelf Registration Statement was filed with the SEC and (y) is subject to a review by the SEC, ninety (90) calendar days after the earlier of (A) the Company Filing Deadline and (B) the date such Shelf Registration Statement was filed with the SEC and (ii) five (5) Business Days after the date the Company receives written notification from the SEC that such Shelf Registration(s) will not be reviewed (the “Initial Effectiveness Deadline”). The Company shall use its best efforts to maintain the effectiveness of such Shelf Registration Statement(s), including by filing any necessary post-effective amendments and Prospectus supplements and by filing one or more replacement or renewal Shelf Registration Statements upon the expiration of such Shelf Registration Statement(s), continuously until such time as there are no Registrable Securities remaining. By 9:30 a.m. New York time on the Business Day following the date such Shelf Registration Statement is declared effective by the SEC, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Shelf Registration Statement.

(c) Additional Selling Stockholders. At any time and from time to time that a Shelf Registration Statement is effective, if a Holder of Registrable Securities requests that such Holder be added as a selling stockholder in such Shelf Registration Statement, the Company shall as promptly as practicable amend or supplement the Shelf Registration Statement to cover such additional Holder.

(d) Right to Effect Shelf Takedowns. Each Holder shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell any or all of the Registrable Securities covered by such Shelf Registration Statement (a “Shelf Takedown”).

(e) Underwritten Offering. Any Holder or Holders intending to effect a Shelf Takedown or Demand Registration shall be entitled to request, by written notice to the Company (an “Underwritten Offering Notice”), that such Shelf Takedown or Demand Registration be an underwritten offering (an “Underwritten Offering”). The Underwritten Offering Notice shall specify the number of Registrable Securities intended to be offered and sold by such Holder(s) pursuant to the Underwritten Offering. The Company shall not be required to effect more than two (2) Underwritten Offerings during the term of this Agreement and shall not be required to facilitate an Underwritten Offering unless (i) in the case of the first Underwritten Offering, such offering is for the lesser of (i) expected aggregate gross proceeds of at least $10 million or (ii) all of the remaining Registrable Securities of all Holders participating in such offer and (ii) in the case of the second Underwritten Offering, the Holder(s) participating in such Underwritten Offering request the inclusion in such Underwritten Offering of all of its or their remaining Registrable Securities (such amount, as applicable, the “Minimum Amount”). The Company will, as expeditiously as possible (and in any event within fourteen (14) days after the receipt of an Underwritten Offering Notice), use its reasonable best efforts to consummate such Underwritten Offering.

(f) Underwritten Block Trade. If a Holder or Holders desire to engage in an underwritten block trade or bought deal pursuant to a Shelf Registration Statement (each, an “Underwritten Block Trade”), then notwithstanding the time periods set forth in Section 2.1(e), such Holder(s) may notify the Company of the Underwritten Block Trade not less than two (2) Business Days prior to the day such offering is first anticipated to commence, and the Company will as expeditiously as possible use its reasonable best efforts to facilitate such Underwritten Block Trade (which may close as early as two (2) Business Days after the date it commences). For the avoidance of doubt, an Underwritten Block Trade shall be considered an Underwritten Offering for the purposes of Section 2.1(e).

(g) Selection of Underwriters. The Holder(s) requesting an Underwritten Offering shall have the right to select the investment banking firm(s) and manager(s) to administer such Underwritten Offering, subject to the approval of the Company (which approval shall not be unreasonably withheld, conditioned or delayed).

(h) Rule 415 Cutbacks. Notwithstanding any other provision of this Agreement, if the staff of the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities and Additional Registrable Securities permitted to be registered on a particular Shelf Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the staff of the SEC for the registration of all or a greater portion of Registrable Securities), the Company shall reduce the number of Registrable Securities and Additional Registrable Securities on a pro rata basis based on the total number of unregistered Registrable Securities and Additional Registrable Securities held by such Holders and holders of Additional Registrable Securities. In the event of a cutback hereunder, the Company shall give each Holder and holder of Additional Registrable Securities at least five (5) Trading Days prior written notice along with the calculations as to the allotment of such Holder and holders of Additional Registrable Securities. In the event the Company amends a Shelf Registration Statement in accordance with the foregoing, the Company will use its reasonable best efforts to file with the SEC, on the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Shelf Registration Statement related to the Registrable Securities and Additional Registrable Securities (the “Additional Filing Deadline”), one or more Registration Statement(s) on Form S-3 (or such other form available as provided in Section 2.1(a)(ii)) to register for resale those Registrable Securities and Additional Registrable Securities that were not registered for resale on the initial Shelf Registration Statement and cause such Shelf Registration Statement(s) to be declared effective on or prior to the earlier of (i) in the event that such additional Shelf Registration Statement (x) is not subject to a review by the SEC, thirty (30) calendar days after the earlier of (A) the applicable Additional Filing Deadline and (B) the date such additional Shelf Registration Statement was filed with the SEC and (y) is subject to a review by the SEC, sixty (60) calendar days after the earlier of (A) the applicable Additional Filing Deadline and (B) the date such additional Shelf Registration Statement was filed with the SEC and (ii) five (5) Business Days after the date the Company receives written notification from the SEC that such additional Shelf Registration(s) will not be reviewed (the “Additional Effectiveness Deadline”). By 9:30 a.m. New York time on the Business Day following the date any such additional Shelf Registration Statement is declared effective by the SEC, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such additional Shelf Registration Statement.

(i) Demand Registrations. Upon request from Holders of fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement (a “Demand Registration Statement”) with respect to at least the Minimum Amount then the Company shall (x) within ten (10) days after the date such request is given, give written notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within thirty (30) days after the date such request is delivered to the Company by the Initiating Holders, file a Demand Registration Statement under the Securities Act (which shall be on Form S-3, unless the Company is not then eligible to use a Form S-3 for the Shelf Registration, in which case such Demand Registration Statement shall be on Form S-1) covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is delivered to such Holder (a “Demand Filing Deadline”) and use its best efforts to cause such Demand Registration Statement to be declared effective by the SEC or otherwise become effective under the Securities Act as soon as practicable after the filing thereof, but in no event later than the date that is the earlier of (i) in the event that such Demand Registration Statement (x) is not subject to a review by the SEC, thirty (30) calendar days after the earlier of (A) the applicable Demand Filing Deadline and (B) the date such Demand Registration Statement was filed with the SEC and (y) is subject to a review by the SEC, sixty (60) calendar days after the earlier of (A) the applicable Demand Filings Deadline and (B) the date such Demand Registration Statement was filed with the SEC and (ii) five (5) Business Days after the date the Company receives written notification from the SEC that such Demand Registration(s) will not be reviewed (a “Demand Effectiveness Deadline”), and in each case, subject to the limitations of Section 2.1(e) (a “Demand Registration”). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration. All provisions set forth in this Agreement with respect to Shelf Registration Statements shall apply, mutatis, mutandis, to the Demand Registration Statements required to be filed hereunder (except to the extent expressly set forth in this Section 2.1(i)).

(j) Piggyback Registration.

(i) Subject to the terms and conditions of this Agreement, if at any time the Company files a registration statement under the Securities Act with respect to an offering of Common Stock or any other equity securities of the Company (such Common Stock and other equity securities collectively, “Other Securities”), whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan), then the Company shall promptly give written notice of such filing to the Holders of Registrable Securities that are not then registered for resale under an effective registration statement, which notice shall be given, to the extent reasonably practicable, no later than ten (10) Business Days before the filing or launch date (the “Piggyback Notice”). The Piggyback Notice and the contents thereof shall be kept confidential by the Holders. The Piggyback Notice shall offer each Holder the opportunity to include (or cause to be included) in such registration statement, subject to the terms and conditions of this Agreement, the number of Registrable Securities as such Holder may request (for clarity, other than with respect to any Registrable Securities of such Investor for which a Resale Registration Statement has previously been filed by the Company pursuant to this Agreement and such Registrable Securities have been sold) (a “Piggyback Registration”). Subject to the terms and conditions of this Agreement, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from an Initiating Holder of Registrable Securities a written request for inclusion therein (a “Piggyback Request”) within five (5) Business Days following receipt of any Piggyback Notice by such Initiating Holder (but in any event not later than one (1) Business Day prior to the filing date of a Piggyback Registration Statement), which Piggyback Request shall specify the maximum number of Registrable Securities intended to be disposed of by such Initiating Holder and the intended method of distribution. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the Company may not commence or permit the commencement of any sale of Other Securities in a public offering to which this Section 2.1(j) applies unless the Initiating Holders shall have received the Piggyback Notice in respect to such public offering not less than ten (10) Business Days prior to the commencement of such sale of Other Securities. The Initiating Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least one (1) Business Day prior to the effective date of the registration statement relating to such Piggyback Registration.

(ii) If any Other Securities to be registered pursuant to the registration giving rise to the rights under this Section 2.1(j) are to be sold in an underwritten offering, (i) the Company or other Persons designated by the Company shall have the right to appoint the book-running, managing and other underwriter(s) for such offering in their discretion and (ii) to the extent such Other Securities are of the same class as the Registrable Securities, the Initiating Holders shall be permitted to include in such offering any number of the Registrable Securities included in each such Initiating Holder’s Piggyback Request on the same terms and conditions as such Other Securities proposed by the Company or any third party to be included in such offering; provided, however, that if the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering (an “Underwriter Cutback”), exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows: (A) in the event that the Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, (1) first, the Other Securities that the Company proposes to sell in such offering and (2) second, and only if all the securities referred to in clause (1) have been included, any Other Securities proposed to be included in such offering by any other holders of such Other Securities to whom the Company has a contractual obligation to facilitate such offering and any Registrable Securities requested to be included therein by any Initiating Holder, and (B) if the Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Other Securities to whom the Company has a contractual obligation to facilitate such offering (other than an Initiating Holder), (1) first, the Other Securities that such holder demanding the offering pursuant to such contractual right proposes to sell in such offering, (2) second, and only if all the securities referred to in clause (1) have been included, any Other Securities proposed to be sold for the account of the Company in such offering, and (3) third, and only if all the securities referred to in clauses (1) and (2) have been included, any Registrable Securities requested to be included in such offering by any Initiating Holders and any Other Securities proposed to be included in such offering by any other holders of Other Securities to whom the Company has a contractual obligation to facilitate such offering, in each case of clauses (A)(2) and (B)(3), allocated pro rata on the basis of the number of Other Securities and Registrable Securities proposed to be included in such offering, up to the number or dollar amount of such securities, if any, that the managing underwriters determine can be included in the offering without reasonably being expected to adversely affect such offering (including the price, timing or distribution of the securities to be offered in such offering).

(iii) Notwithstanding the foregoing, the Piggyback Registration rights described in Section 2.1(j) shall not apply to any Block Trades undertaken by the Company on behalf of itself.

(k) Form S-3. Notwithstanding anything to the contrary, each Registration Statement filed hereunder shall be on Form S-3 (to the extent the Company is eligible to use such registration form); provided that if Form S-3 is not available for any such Registration Statement for the resale of Registrable Securities, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided further that the Company shall maintain the effectiveness of such Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

2.2 Provisions Relating to Registration.

(a) If and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use reasonable best efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall, as applicable:

(i) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings required in connection therewith and use reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable but in any event prior to the applicable Effectiveness Deadline;

(ii) furnish to each Holder participating in the registration, without charge, such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits thereto and all documents incorporated by reference therein) and such other documents as such Holder may reasonably request, including in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(iii) use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws in all applicable U.S. jurisdiction(s) and do any and all other acts and things that may be necessary or reasonably advisable to enable such Holder and each underwriter, if any, to consummate the disposition of such Holder’s Registrable Securities in such jurisdiction(s); provided, that the Company shall not be required to qualify generally to do business, subject itself to taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for its obligations pursuant to this Section 2.2(a)(iii);

(iv) use reasonable best efforts to cause all Registrable Securities covered by any Registration Statement to be registered with or approved by such other Governmental Authorities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable each Holder participating in the registration to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(v) notwithstanding any other provisions of this Agreement to the contrary, cause (A) any Registration Statement (as of the effective date of the Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (1) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) any related Prospectus, preliminary Prospectus and any amendment thereof or supplement thereto (as of its date), (1) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC, and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no such obligations or liabilities with respect to any written information pertaining to a Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided further, that each Holder of Registrable Securities, upon receipt of any notice from the Company of any event of the kind described in this Section 2.2(a)(v), shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by this Section 2.2(a)(v) (provided that the Company may not so suspend dispositions for more than thirty (30) days at a time or more than twice in any 12-month period and that the first day of any such suspension period must be at least five (5) trading days after the last day of any prior suspension period) and if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice;

(vi) notify the Holders and the managing underwriters of any underwritten offering in writing: (A) when the Registration Statement, any pre-effective amendment thereto, the Prospectus or any Prospectus supplement or any post-effective amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective, (B) of any oral or written comments by the SEC or of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus included therein or for any additional information regarding such Holder, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose and of any other action, event or failure to act that would cause the Registration Statement not to remain effective and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;

(vii) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, any order suspending or preventing the use of any related Prospectus or any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, use reasonable best efforts to obtain the withdrawal or lifting of any such order or suspension;

(viii) not file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, that refers to any Holder covered thereby by name or otherwise identifies such Holder as the holder of any securities of the Company without the prior written consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed), unless and to the extent such disclosure is required by law; provided, that (A) each Holder shall furnish to the Company in writing such information regarding itself and the distribution proposed by it as the Company may reasonably request for use in connection with a Registration Statement or Prospectus and (B) each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company by such Holder for inclusion in such Registration Statement or of the occurrence of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or to omit to state any material fact regarding such Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made and to furnish to the Company, as promptly as practicable, any additional information required to correct and update the information previously furnished by such Holder such that such Prospectus shall not contain any untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or omit to state a material fact regarding such Holder or the distribution of such Registrable Securities necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided further, that each Holder of Registrable Securities, upon receipt of any notice from the Company of any event of the kind described in this Section 2.2(a)(viii) shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by this Section 2.2(a)(viii), and if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice;

(ix) cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on any securities exchange, use reasonable best efforts to cause such Registrable Securities to be listed on a national securities exchange selected by the Company;

(x)  provide a transfer agent and registrar (which may be the same Person) for all such Registrable Securities not later than the effective date of such Registration Statement;

(xi) at the reasonable request of a Holder or any underwriter participating in any underwritten offering pursuant to such Registration Statement, furnish to such Holder or underwriter, on the date of the effectiveness of any Registration Statement and thereafter from time to time on such dates as such Holder or underwriter may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Holder or underwriter, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to such Holder or underwriter;

(xii) make available upon reasonable notice and during normal business hours for inspection by any Holder participating in the registration, any underwriter participating in any underwritten offering pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter, all pertinent corporate documents, financial and other records relating to the Company and its business reasonably requested by such Holder or underwriter as shall be reasonably necessary to enable them to exercise their due diligence responsibility, cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration or offering and make senior management of the Company and the Company’s independent accountants reasonably available for customary due diligence and drafting sessions; provided, that, unless the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this Section 2.2(a)(xii) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) either (A) the Company has sought, or been granted from the SEC, confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such information is confidential and so notifies the Holder or underwriter their representatives, as applicable, in writing, unless prior to furnishing any such information with respect to clause (ii) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; provided further, that any Person gaining access to information or personnel of the Company pursuant to this Section 2.2(a)(xii) shall (A) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (B) protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential and of which determination such Person is notified, unless such information (1) is or becomes known to the public without a breach of this Agreement, (2) is or becomes available to such Person on a non-confidential basis from a source other than the Company, (3) is independently developed by such Person without reference to such information, (4) is requested or required by a deposition, interrogatory, request for information or documents by a Governmental Authority, subpoena or similar process or (5) is otherwise required to be disclosed by law;

(xiii) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) covering the period of at least 12 months beginning with the first day of the Company’s first full fiscal quarter after the effective date of the applicable Registration Statement, which requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(xiv) in the case of an underwritten offering of Registrable Securities, incorporate in a supplement to the Prospectus or a post-effective amendment to the Registration Statement such information as is reasonably requested by the managing underwriter(s) or any Holder participating in such underwritten offering to be included therein, the purchase price for the securities to be paid by the underwriters and any other applicable terms of such underwritten offering, and make all required filings of such supplement or post-effective amendment;

(xv) in the case of an underwritten offering of Registrable Securities, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as any Holder participating in such offering or the managing underwriter(s) of such offering reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities;

(xvi) in the case of an underwritten offering of Registrable Securities, make senior management of the Company available, to the extent reasonably requested by the managing underwriter(s), to assist in the marketing of the Registrable Securities to be sold in such underwritten offering, including the participation of such members of senior management of the Company in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in such underwritten offering, and otherwise reasonably facilitate, cooperate with, and participate in such underwritten offering and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary underwritten registered offering of its Common Stock; provided, that the Company’s obligation to make senior management available for participation in “road show” presentations shall be limited to no more than one underwritten offering during any 12-month period;

(xvii) cooperate with the Holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement if such Holder delivers a legal opinion and representation letter in form reasonably satisfactory to the Company or its counsel stating that such sale is permitted to the extent such legal opinion or representation letter is required pursuant to the Purchase Agreement; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(xviii) not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities covered thereby and provide the applicable transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(xix) shall (A) permit one legal counsel to the Holders to review and comment upon statements regarding the Holders, their holdings, their intended methods of disposition and the description of the transactions contemplated by the Transaction Documents (as defined in the Purchase Agreement) set forth in (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, (B) not file any Registration Statement or amendment or supplement thereto in a form to which such legal counsel reasonably objects, (C) not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of such legal counsel, which consent shall not be unreasonably withheld delayed or conditioned, (D) furnish to such legal counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto and (E) shall reasonably cooperate with such legal counsel in performing the Company’s obligations pursuant to this Agreement; and

(xx) otherwise use reasonable best efforts to take or cause to be taken all other actions necessary or reasonably advisable to effect the registration, marketing and sale of such Registrable Securities contemplated by this Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to include Registrable Securities in any Registration Statement unless the Holder owning the Registrable Securities to be registered on the Registration Statement, following reasonable advance written request by the Company, furnishes to the Company, no later than seven (7) Business Days after the date on which the Company has given notice of the Company’s proposed filing of the Registration Statement, an executed stockholder questionnaire in the form attached hereto as Exhibit A.

(c) Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Holder in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale, prior to the Holder’s receipt of a notice by the Company suspending dispositions pursuant to the applicable Registration Statement and for which a Holder has not yet settled.

(d) Neither the Company nor any subsidiary or Affiliate thereof shall identify any Holder as an underwriter in any public disclosure or filing with the SEC or any trading market and any Holder being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement; provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Annex A to Exhibit A in the Registration Statement.

2.3 Participation in Underwritten Offerings. No Person may participate in any underwritten offering pursuant to this Agreement unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form approved by the Persons entitled under this Agreement to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

2.4 Registration Expenses

(a) The Company shall bear all Registration Expenses.

(b) The obligation of the Company to bear and pay the Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested, becomes effective or is withdrawn or suspended, including one (1) request by one or more Holder(s) to withdraw any Registration Statement; provided, that, after such first request by one or more Holder(s), the Registration Expenses for any Registration Statement withdrawn at the request of one or more Holder(s) shall be borne by such Holder(s).

2.5 Indemnification.

(a) The Company shall, notwithstanding any termination of this Agreement and to the fullest extent permitted by law, indemnify and hold harmless each Holder, any Person who is or might be deemed to be a “controlling person” of the Holder or any of its subsidiaries within the meaning of the Securities Act or the Exchange Act (each such Person, a “Controlling Person”) and their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, employees, agents, Affiliates and shareholders, and each other Person, if any, who acts on behalf or controls any such Holder or Controlling Person (collectively, the “Holder Indemnified Parties”) from and against any losses, claims, damages, liabilities or expenses, joint or several, or any actions in respect thereof to which each Holder Indemnified Party may become subject under the Securities Act, Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in the preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or other information that is deemed, under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (“Disclosure Package”), in the Prospectus or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Disclosure Package or any Prospectus, in the light of the circumstances under which they were made) not misleading, and the Company shall reimburse, as incurred, the Holder Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, expense or action in respect thereof, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation by the Company of this Agreement; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability, expense or action arises out of or is based upon any untrue statement or omission made or incorporated by reference in any such Registration Statement, the Disclosure Package, any Prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to a Holder and furnished to the Company by or on behalf of such Holder Indemnified Party specifically for inclusion therein; and provided further, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability, expense or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package, where (A) such statement or omission had been eliminated or remedied in any subsequently filed amended prospectus or prospectus supplement (the Disclosure Package, together with such updated documents, the “Updated Disclosure Package”), the filing of which such Holder had been timely notified in writing in accordance with the terms of this Agreement, (B) such Updated Disclosure Package was available at the time such Holder sold Registrable Securities under the Registration Statement, (C) such Updated Disclosure Package was not furnished by such Holder to the Person asserting the loss, liability, claim, damage, liability, expense or action, or an underwriter involved in the distribution of such Registrable Securities, at or prior to the time such furnishing is required by the Securities Act, (D) the Updated Disclosure Package would have cured the defect giving rise to such loss, liability, claim, damage, liability, expense or action, and (E) the Updated Disclosure Package was provided to the Holder and the Holder failed to use such Updated Disclosure Package and such failure led to the loss, liability, claim, damage, liability, expense or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnified Parties and shall survive the transfer of the Registrable Securities by any Holder and the Company shall reimburse such Holder, and each such director, officer, employees, Affiliates and agents for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling and such loss, claim, damage, liability, action, or proceeding. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employees, Affiliates and agents and shall survive the transfer by a Holder of such Registrable Securities.

(b) In connection with any registration in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall, severally and not jointly, to the fullest extent permitted by law, indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a Controlling Person (a “Company Indemnified Party”) from and against any losses, claims, damages, liabilities or expenses or any actions in respect thereof, to which a Company Indemnified Party may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any Disclosure Package, Prospectus or in any amendment thereof or supplement thereto, or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any Prospectus, in the light of the circumstances under which they were made) not misleading, but in each of clauses (i) and (ii), only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein, and, subject to the limitation immediately preceding this clause, shall reimburse, as incurred, Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, expense or action in respect thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, or any such director, officer, employees, Affiliates and agents and shall survive the transfer of such Registrable Securities by such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employees, Affiliates and agents and shall survive the transfer by a Holder of such Registrable Securities, and such Holder shall reimburse the Company, and each such director, officer, employees, Affiliates and agents for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling and such loss, claim, damage, liability, action, or proceeding.

(c) Promptly after receipt by a Holder Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2.5, notify the indemnifying party in writing of the commencement thereof; provided, that the omission to so notify the indemnifying party will not relieve the indemnifying party from liability under Sections 2.5(a) or 2.5(b) unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof at the indemnifying party’s expense, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the prior written consent of the Indemnified Party, be counsel to the indemnifying party); provided, that any Indemnified Party shall continue to be entitled to participate in the defense of such claim or action, with counsel of its own choice, but the indemnifying party shall not be obligated to reimburse such Indemnified Party for any fees, costs and expenses subsequently incurred by the Indemnified Party in connection with such defense unless (i) the indemnifying party has agreed in writing to pay such fees, costs and expenses, (ii) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, (iii) having assumed the defense of such claim or action, the indemnifying party fails to employ counsel reasonably acceptable to the Indemnified Party or to pursue the defense of such claim or action in a reasonably vigorous manner, (iv) the use of counsel chosen by the indemnifying party to represent the Indemnified Party would present such counsel with a conflict of interest or (v) the Indemnified Party has reasonably concluded that there may be one or more legal or equitable defenses available to it and/or other any other Indemnified Party which are different from or additional to those available to the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any action or claim referred to in this Section 2.5 effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

(d) If the indemnification provided for in this Section 2.5 is unavailable or insufficient to hold harmless an Indemnified Party under Sections 2.5(a) or 2.5(b), then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Sections 2.5(a) or 2.5(b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Holder or Holder Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.5 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this Section 2.5(d). The parties agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if a Holder was treated as one Person for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding anything else in this Agreement, in no event will a Holder be required to pay via indemnification or contribution an amount in excess of its net proceeds of sales of Registrable Securities under the Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

2.6 Liquidated Damages for Registration Failures.

(a) Payment of Liquidated Damages. If (i) the Company fails to file any Registration Statement required to be filed pursuant to this Agreement on or before the applicable filing deadline, (ii) any Registration Statement required to be filed pursuant to this Agreement is not declared effective by the SEC or otherwise does not become effective under the Securities Act on or before the applicable effectiveness deadline, (iii) after a Registration Statement has been declared effective by the SEC, such Registration Statement ceases to be effective or available for use by a Holder at any time prior to the expiration of the registration period (other than during a permitted suspension period as set forth in this Agreement), or (iv) in the event a Registration Statement is not effective or available to sell all Registrable Securities and the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1), as a result of which the Holders who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 but would have otherwise been eligible and able to sell Registrable Securities without restriction under Rule 144, then as partial liquidated damages and not as a penalty, the Company shall pay to each Holder an amount in cash equal to 2.0% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement for each thirty (30) day period (or pro rata for any portion thereof) during which such event continues, beginning on the date of the applicable failure, up to a maximum aggregate amount of 6.0% of the aggregate Subscription Amount paid by such Holder.

(b) Interest on Late Payments. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

(c) Sole and Exclusive Remedy. The parties acknowledge and agree that the payment of liquidated damages pursuant to this Section 2.6 shall constitute the sole and exclusive monetary remedy for the events described in this Section, but shall not preclude any Holder from seeking specific performance or injunctive relief as provided elsewhere in this Agreement.

ARTICLE III

Transfer Restrictions

3.1 Rule 144 Compliance. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, until the date on which the Holder no longer hold any Registrable Securities, the Company shall:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder of Registrable Securities, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

ARTICLE IV

Miscellaneous

4.1 Remedies; Specific Performance. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach shall be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is hereby waived.

4.2 No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.3 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.4 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (iii) when sent, with no mail undeliverable, “bounceback” or other rejection notice, if sent by email or (iv) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

If to the Company:

Heritage Distilling Holding Company, Inc

9668 Bujacich Road

Gig Harbor, Washington 98332

Email: Justin@Heritagedistilling.com

Attention: Justin Stiefel

With a copy (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square, 40th Floor

New York, New York 10036

E-mail: ehellige@pryorcashman.com

Attention: Eric. M. Hellige, Esq.

If to a Purchaser: To the address set forth opposite such Purchaser’s name on Schedule A hereto, or to such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change.

4.5 Headings. Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

4.6 Counterparts. This Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

4.7 Governing Law; Disputes. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

4.8 Successors and Assigns. This Agreement and the rights and obligations evidenced hereby shall be binding upon and inure to the benefit of the parties hereto and their respective the successors and permitted assigns. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect; provided, that notwithstanding the foregoing, the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Purchasers; provided further, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement; provided further, that a Holder may assign this Agreement to (i) an Affiliate of such Holder or (ii) a Person that is not an Affiliate of such Holder if the Shares or Additional Shares are sold or transferred by such Holder not pursuant to Rule 144 or a registered offering.

4.9 Amendments. This Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought; provided that any rights (but not obligations) of a party under this Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

4.10 Severability. If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

4.11 Termination. This Agreement shall terminate with respect to any Holder upon such time as such Holder ceases to hold or beneficially own any remaining Registrable Securities or upon the dissolution, liquidation or winding up of the Company and there is no successor or assign of the Company as provided in Section 4.8; provided, that Section 2.5 of this Agreement and this Article IV shall survive such termination.

4.12 No Third Party Beneficiaries. This Agreement is intended for the sole benefit of the parties hereto and their respective permitted successors and assigns and transferees, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that the parties hereto hereby acknowledge that the Persons set forth in Section 2.5 shall be express third-party beneficiaries of the obligations of the parties hereto set forth in Section 2.5.

4.13 Language; Currency. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement, shall be in the English language. All references to “$” contained in this Agreement shall refer to United States Dollars unless otherwise stated.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first written above.

THE COMPANY:

HERITAGE DISTILLING HOLDING COMPANY, INC.
a Delaware Corporation

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first written above.

PURCHASERS:

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Schedule A

Purchasers

Purchaser	Contact Information for Notices
[Address] With a copy (for informational purposes only) to: [Representing Law Firm Notice]
[Address] With a copy (for informational purposes only) to: [Representing Law Firm Notice]

Exhibit A

Form of Selling Stockholder Questionnaire

HERITAGE DISTILLING HOLDING COMPANY, INC.

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

Notice Address: Heritage Distilling Holding Company, Inc.

9668 Bujacich Road

Gig Harbor, Washington 98332

The undersigned holder of shares of common stock of Heritage Distilling Holding Company, Inc. (the “Company”) understands that the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-1 (the “Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Purchase Agreement, dated August 11, 2025, by and among the Company and the several signatories thereto (the “Purchase Agreement”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”) and deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act). Holders must complete and deliver this notice and questionnaire (“Notice and Questionnaire”) in order to be named as selling stockholders in the Prospectus. Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item 3(b) pursuant to the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is materially accurate and complete:

QUESTIONNAIRE

1. Name:

(a) Full legal name of the Selling Stockholder:

(b) Full legal name of the registered holder (if not the same as Item 1(a) above) through which the Registrable Securities listed in Item (3) below are held:

(c) Full legal name of any natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the Registrable Securities listed in Item (3) below):

2. Notices to Selling Stockholder:

(a) Address:

(b) Telephone:

(c) Fax:

(d) Contact person:

(e) E-mail address of contact person:

3. Beneficial Ownership of Registrable Securities:

(a) Type and number of Registrable Securities beneficially owned:

(b) Number of shares of Common Stock to be registered for resale pursuant to this Notice and Questionnaire:

4. Broker-Dealer Status:

(a) Are you a broker-dealer?

Yes No

(b) If you answered “yes” to Item 4(a) above, did you receive your Registrable Securities as compensation for investment banking services provided to the Company?

Yes No

Note: If you answered “no”, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c) Are you an affiliate of a broker-dealer?

Yes No

If you answered “yes”, provide a narrative explanation below:

(d) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes No

Note: If you answered “no”, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder:

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company, other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

6. Relationships with the Company:

(a) Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

Yes No

(b) If your response to Item 6(a) above is “yes”, please state the nature and duration of your relationship with the Company:

7. Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A hereto, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

The undersigned acknowledges that the Securities Act and the rules and regulations promulgated thereunder may require the undersigned to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and for so long as the undersigned holds Registrable Securities (as defined in the Registration Rights Agreement). In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 above and the inclusion of such information in the Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned also acknowledges that it understands that the answers to this Notice and Questionnaire are furnished for use in connection with registration statements filed pursuant to the Purchase Agreement and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act.

The undersigned confirms that, to the best of his/her knowledge and belief, the foregoing answers to this Notice and Questionnaire are correct.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

Name of Entity
By:
Name:
Title:

Annex A

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued, to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales;
●	sales pursuant to Rule 144;
●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a selling stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Exhibit 10.3

PLACEMENT AGENCY AGREEMENT

August 11, 2025

Cantor Fitzgerald & Co

110 E. 59th St.

New York, NY 10022

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Ladies and Gentlemen:

Introduction. Subject to the terms and conditions herein (this “Agreement”), Heritage Distilling Holding Company, Inc., a Delaware corporation, including its present and future subsidiaries and affiliates (the “Company”), hereby agrees to sell up to an aggregate of $300 million of securities of the Company, including, but not limited to, shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and/or pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares” and together with the Shares and the Pre-Funded Warrants, the “Securities”) directly to various investors (each, an “Investor” and, collectively, the “Investors”) through Cantor Fitzgerald & Co (“Cantor”) and Roth Capital Partners, LLC (“Roth”), as placement agent (each a “Placement Agent”)(together the “Placement Agents”). The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, this Agreement, one or more subscription agreements (collectively, the “Purchase Agreements”), lock-up agreements, the Pre-Funded Warrants, the Placement Agent Warrants (as defined below), shareholder support agreements and a registration rights agreement, shall be collectively referred to herein as the “Transaction Documents.” The purchase price to the Investors for each Share is $0.6043 (the “Share Purchase Price”), the purchase price for each Pre-Funded Warrant is the Share Purchase Price less $0.0001 per Pre-Funded Warrant and the exercise price to the Investors for each share of Common Stock issuable upon the exercise of the Pre-Funded Warrants is $0.0001 per share. The payment shall be paid in either cash, the cryptocurrency stablecoin commonly referred to as USDC (“USDC”) or the digital asset commonly referred to as Story Network $IP Tokens (“$IP Tokens”), as mutually agreed between the Company and each Investor. Each Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The Company hereby confirms its agreement with the Placement Agents as follows:

Section 1. Agreement to Act as Placement Agents.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agents shall act as the exclusive co-lead placement agents in connection with the offering and sale by the Company of the Securities, with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agents and the prospective Investors. The Placement Agents will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. The Placement Agents shall consult with each other and the Company regarding the conduct of the Offering, including the timing, manner, and terms of the Offering, and shall cooperate in good faith to coordinate their activities in connection with the Offering. Notwithstanding anything to the contrary herein, neither Placement Agent shall have the authority to act for, represent, bind, or obligate the other Placement Agent in any respect, it being understood that each Placement Agent shall act on a several and not joint basis. The Company shall be entitled to rely upon any written instructions, notices, or other communications jointly provided by the Placement Agents with respect to matters requiring the consent or direction of the Placement Agents under this Agreement. Under no circumstances will the Placement Agents or any of their “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for their own accounts or otherwise provide any financing. The Placement Agents shall act solely as the Company’s agents and not as principals. The Placement Agents shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agents, or their designees, the fees and expenses set forth below:

(i) A cash fee equal to 6.0% of the sum of a) the aggregate maximum gross proceeds actually received by the Company from the sale of the Securities placed by the Placement Agents (the “Gross Proceeds”) at the Closing of the Offering plus b) any non-cash consideration paid in the form of digital assets; however, such cash fee shall be reduced by 50.0% (i.e., to 3.0%) with respect to all amounts raised by investors set forth on the “President’s List,” attached hereto as Exhibit A.

(ii) Of the cash fee, each of Cantor and Roth will receive 50% of the total cash fees, unless otherwise agreed to in writing by the Company and both of the Placement Agents; and the Placement Agents shall be paid such cash fee directly from the Gross Proceeds at Closing, via “funds flow”.

(iii) No fee shall be payable to the Placement Agents for a) any issuance or exercise of restricted stock units, advisory warrants or restricted stock units, restricted stock or options subject to an equity incentive plan or b) any in-kind or other contributions received from the Story Foundation, Pen Technology, Inc. (a/k/a Story Protocol), Seung Yoon Lee, Ben Sternberg, Seung Soo Kim or Justin Stiefel.

(iv) Warrants (“Placement Agent Warrants”) to purchase a number of shares of Common Stock (the “Placement Agent Warrant Shares”) equal to 3.0% of the Securities sold at Closing, excluding any Shares (i) issued to Story Foundation, Pen Technology, Inc. (a/k/a Story Protocol), Seung Yoon Lee, Ben Sternberg, Seung Soo Kim or Justin Stiefel or (ii) issued in exchange for digital assets other than stablecoin, such as $IPTokens, in each case notwithstanding the terms in the Cantor Engagement Letter (as defined below). The Placement Agent Warrants, in the form attached hereto as Exhibit B, shall be exercisable, in whole or in part, from the date of issuance until the five-year anniversary of the issuance date of the Placement Agent Warrants at an initial exercise price per share equal to $0.01 per share. The same registration rights granted to the Investors for the Securities shall also apply to the Placement Agent Warrant Shares. The Placement Agent Warrants shall be allocated as follows: 65% to Roth and 35% to Cantor, with no other party entitled to receive any portion of the Placement Agent Warrants.

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(v) The Company also agrees to reimburse each Placement Agent’s expenses (with supporting invoices/receipts), without limitation of Section 7 hereof, up to a maximum of $300,000.00 (the “Reimbursable Expenses”). Such Reimbursable Expenses shall be payable, immediately upon (but only in the event of) the Closing, to the Placement Agents and their legal counsel directly from the Gross Proceeds via “funds flow”. Any expenses proposed by the Placement Agents to be incurred above this amount shall be approved in writing by the Company first. In the event Closing does not occur, Open World, Inc. (“Open World”), on behalf of the Company, shall directly pay such Reimbursable Expenses to the Placement Agents and their counsel; and such legal counsel shall be a third-party beneficiary of the expense reimbursement obligations set forth herein. In the event that Open World does not pay such Reimbursable Expenses, then the Company shall be liable therefor. The Placement Agent shall (subject to their reasonable privilege and confidentially requirements) detail the expenses to the satisfaction of Open World and the Company.

(b) The term of the each Placement Agent’s exclusive engagement will be until the completion of the Offering (the “Exclusive Term”); provided, however, that any party hereto may terminate the engagement with respect to itself with written notice to the other parties, provided that such termination shall not affect the rights and obligations of the other Placement Agent or the Company. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D)(i), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agents or their Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(c) The Company understands and acknowledges that the Placement Agents are not and will not be deemed for any purpose to be acting as an agent, joint venture or partner of one another, and that neither Cantor nor Roth assumes responsibility, express or implied, for any actions or omissions of, or the performance of services by, another in connection with the Offering or otherwise.

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agents as of the date hereof, and as of each Closing Date, as follows:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are set forth in the Schedule 2(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

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(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document or any other agreement entered into between the Company and the Investors, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and under the Purchase Agreements have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Transaction Documents, other than: (i) the filing of the Form D with the United States Securities and Exchange Commission (the “Commission”), (ii) the filing of any resale registration statement with the Commission pursuant to the Transaction Documents, (iii) application(s) to the Nasdaq Capital Market (the “Trading Market”) for the listing of the Securities for trading thereon in the time and manner required thereby, and (iv) such filings as are required to be made under applicable state securities laws and Stockholder Approval (collectively, the “Required Approvals”). “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Trading Market from the Company’s stockholders with respect to the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of Pre-Funded Warrant Shares.

(f) Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Pre-Funded Warrant Shares, when issued in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Transaction Documents.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 4(1) of the Purchase Agreements shall also include the number of shares of Common Stock beneficially owned, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 4(1) of the Purchase Agreements, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time any Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 4(1) of the Purchase Agreements, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. Except as set forth on Schedule 4(1) of the Purchase Agreements, the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as contemplated by the Purchase Agreements, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h) SEC Reports; Financial Statements. Except as set forth on Schedule 4(f) of the Purchase Agreements, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports or as set forth on Schedule 4(p) of the Purchase Agreements, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by the Transaction Documents or disclosed in the SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation. Except as set forth on Schedule 4(bb) of the Purchase Agreements, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth in Schedule 4(bb) of the Purchase Agreements (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer of the Company or any Subsidiary, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

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(p) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a notice (written or otherwise) of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as disclosed in the SEC Reports or as set forth on Schedule 2(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

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(t) Certain Fees. Except as set forth in the Transaction Documents, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Transaction Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Transaction Documents.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. Except as set forth on Schedule 4(y) of the Purchase Agreements, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement and the transactions contemplated pursuant to the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

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(y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Transaction Documents. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company and, its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(z) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. Schedule 4(k) of the Purchase Agreements sets forth, as of the date hereof, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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(bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or as set forth on Schedule 4(hh) of the Purchase Agreements, the Company and its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 4(hh) of the Purchase Agreements, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ee) Accountants. The Company’s accounting firm is set forth in its SEC Reports. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

(ff) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

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(gg) Office of Foreign Assets Control. Neither the Company nor any Subsidiary, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(ii) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Certificates. Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(ll) Reliance. The Company acknowledges that the Placement Agents will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(mm) Private Placement. No registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated in the Transaction Documents. The issuance and sale of the Securities pursuant to the Transaction Documents does not contravene the rules and regulations of the Trading Market.

(nn) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

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(oo) No Disqualification Events.  With respect to the Securities to be offered and sold pursuant to the Transaction Documents in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors a copy of any disclosures provided thereunder.

(pp) Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of Securities.

(qq) Notice of Disqualification Events. The Company will notify the Placement Agent in writing, prior to each Closing Date of (i)  any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

Section 3. Delivery and Payment. Each Closing shall occur at the offices of Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York NY 10022, counsel to the Placement Agents (or at such other place as shall be agreed upon by each Placement Agent and the Company, including via electronic transmission of Closing documentation). Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Securities sold on such Closing Date shall be made (i) in the case of a cash payment, by Federal Funds wire transfer, (ii) in the case of a payment by the cryptocurrency stablecoin commonly referred to as USDC, to the Company’s wallet address in accordance with the instructions provided by the Company, or (iii) in the case of a payment by the digital asset commonly referred to as Story Network $IP Tokens, to the Company’s wallet address in accordance with the instructions provided by the Company, in each case against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as each Placement Agent may request at least one business day before the time of purchase (as defined below).

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of the relevant Placement Agent’s Counsel or via electronic transmission of Closing documentation. All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agents as follows:

(a) Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.

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(b) Blue Sky Compliance. In any jurisdiction in which an exemption from registration or qualification is not available, the Company will cooperate with the Placement Agents and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agents and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agents may reasonably request for distribution of the Securities. The Company will advise the Placement Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(d) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agents or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Company, the Placement Agents and the Investors. The Company agrees that the Placement Agents may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(e) Use of Proceeds. The Company may use (i) up to $4.0 million of the net proceeds from the sale of the Securities pursuant to the Transaction Documents for general corporate purposes initiated after the Closing, (ii) up to $0.6 million for pre-existing working capital commitments or obligations, (iii) at least $80.0 million to purchase $IP Tokens from Story Foundation at a price per $IP Token of $3.40 and (iv) the remaining funds to be utilized to facilitate the purchase of additional $IP Tokens to the extent consistent with the Company’s investment policy, as amended or otherwise modified from time to time. The Issuer shall not use more than $7.0 million of such proceeds (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or (c) for the settlement of any outstanding litigation.

(f) Periodic Reporting Obligations. Until such date that no Investors hold any Securities, the Company shall duly file, on a timely basis, with the Commission and the Trading Market all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(g) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(h) Acknowledgment. The Company acknowledges that any advice given by the Placement Agents to the Company is solely for the benefit and use of the Board of Directors and executive officers of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

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(i) Announcement of Offering. The Company acknowledges and agrees that the Placement Agents may, subsequent to the Closing, make public its involvement with the Offering.

(j) Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(k) Research Matters. By entering into this Agreement, the Placement Agents do not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agents’ selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agents providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties acknowledge and agree that the Placement Agents have not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the other Transaction Documents, and the sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the each Placement Agent’s Counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(b) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in each Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect or any material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the SEC Reports (“Material Adverse Change”).

(c) Opinion of Counsel for the Company. Each Placement Agent shall have received on each Closing Date the favorable opinion of legal counsel to the Company, dated as of such Closing Date, addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent to the Company.

(d) Officers’ Certificate. Each Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and each Placement Agent shall be satisfied that, the signers of such certificate have reviewed this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

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(ii) No order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States; and

(iii) Subsequent to the respective dates as of which information is given in the SEC Reports, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or increase in the outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(e) Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing (other than as disclosed in the Purchase Agreements or the SEC Reports).

(f) Lock-Up Agreements. On the Closing Date, each Placement Agent shall have received the executed lock-up agreement, in the form attached hereto as Exhibit C, from each of the directors and officers of the Company.

(g) Additional Documents. On or before each Closing Date, each Placement Agent each Placement Agent’s Counsel shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by a Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) the fees and expenses associated with including the Shares and/or Pre-Funded Warrant Shares on the Trading Market; and (vi) all costs and expenses incident to the travel and accommodation of the Company’s and the Placement Agent’s employees on the “roadshow,” if any.

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Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Placement Agent, its affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of each Placement Agent, its affiliates and each such controlling person (each Placement Agent, and each such entity or person, an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any Actions, whether or not any Indemnified Person is a party thereto, as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by or to be performed on the part of the Company under this Agreement or the other Transaction Documents or (ii) any action instituted against any Indemnified Person in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnified Person, with respect to any of the transactions contemplated by the Transaction Documents; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person’s (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

(b) Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by a Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to that Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

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(c) In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agents pursuant to this Agreement and in no event shall either Placement Agent be required to contribute more than the amount of cash fees (net of all actual expenses) actually received by such Placement Agent in connection with the Offering. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agents on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agents under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(e) The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

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Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, e-mailed or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agents to the addresses set forth below,

Cantor Fitzgerald & Co

110 East 59th Street

New York, NY 10022

Attention: Global Head of Investment Banking and General Counsel

Email: notices-IBD@cantor.com and legal-IBD@cantor.com

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Attention: Equity Capital Markets

Email: rothECM@roth.com

With a copy to:

Reed Smith LLP

200 South Biscayne Boulevard,

Suite 2600, Southeast Financial Center

Miami, Florida 33131

Attention: Constantine Karides, Esq.

Lynwood Reinhardt, Esq.

Michael S. Lee, Esq.

E-mail: ckarides@reedsmith.com;

lreinhardt@reedsmith.com;

michael.lee@reedsmith.com

If to the Company:

Heritage Distilling Holding Company, Inc.

9668 Bujacich Road

Gig Harbor, Washington 98332

Email: Justin @heritagedistilling.com

Attention: Justin Stiefel

With a copy to:

Pryor Cashman LLP

7 Times Square, 40th Floor

New York, New York 10036

E-mail: ehellige@pryorcashman.com

Attention: Eric. M. Hellige, Esq.

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Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this engagement letter and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agents and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agents and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agents mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this engagement letter to the contrary, the Company agrees that neither the Placement Agents nor their affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agents, their affiliates and each other person, if any, controlling the Placement Agents or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the willful misconduct or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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Section 13. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the engagement letter, dated July 3, 2025 by and between the Company and Roth Capital Partners, LLC (the “Roth Engagement Letter”) and the engagement letter, dated as of July 24, 2025, by and between the Company and Cantor Fitzgerald & Co (the “Cantor Engagement Letter” and collectively, the “Engagement Agreements”), shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agents in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreements and this Agreement, the terms of this Agreement shall prevail. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company hereby acknowledges and agrees that, in addition to the representations, warranties, covenants, and agreements set forth in this Agreement, the representations, warranties, covenants, and agreements made by the Company the Purchase Agreements, including all schedules and exhibits thereto, are hereby incorporated by reference into this Agreement and shall be deemed to have been made to, and may be relied upon by, the Placement Agent as if fully set forth herein as a third party beneficiary.

The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agents have acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agents owe the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agents arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

[The remainder of this page has been intentionally left blank.]

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

HERITAGE DISTILLING HOLDING COMPANY, INC.

By:	/s/ Justin Stiefel
Name:	Justin Stiefel
Title:	Chief Executive Officer

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

Cantor Fitzgerald & Co

By:	/s/ Beau Bohm
Name:	Beau Bohm
Title:	Managing Director

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Kamal Masud
Name:	Kamal Masud
Title:	Managing Director

With respect to its sole obligation in this Agreement in Section 1(a)(iii), accepted as of the date first above written:

OPEN WORLD, INC.

By:	/s/ Matthew Shaw
Name:	Matthew Shaw
Title:	Chief Executive Officer and Director

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Exhibit A

President’s List

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Exhibit 99.1

Heritage Distilling (Nasdaq: CASK) and Story Foundation Announce the Launch of $360M $IP Token Reserve, With Participation from a16z crypto and Other Prominent Investors

●	Heritage Distilling Holding Company, Inc. announces a $220 million PIPE financing to establish a treasury strategy focused on $IP, the native token of the Story network.

●	Heritage to allocate $82 million of proceeds from the PIPE financing to purchase $IP tokens from Story Foundation at a fixed price of $3.40 per $IP token.

●	Story Foundation plans to use 100% of the net cash proceeds received from its $IP token sale to Heritage as part of this transaction to strategically repurchase $IP tokens in the open market within a period of up to 90 days following the sale.

●	Story Foundation, the entity behind Story, the AI-native blockchain infrastructure for the $80 trillion[1] IP economy, has partnered with Heritage to expand Heritage’s activities in connection with the network.

●	Cantor Fitzgerald & Co. and Roth Capital Partners are serving as joint placement agents and financial advisors.

Gig Harbor, WA - August 11, 2025 - Heritage Distilling Holding Company, Inc. (Nasdaq: CASK) (“Heritage” or the “Company”) today announced the pricing of a $220 million private placement offering ($100M in cash and $120M in $IP tokens) with support from Story Foundation and other leading investors, including a16z crypto, Amber Group, Arrington Capital, dao5, Hashed, Mirana Ventures, Neoclassic Capital, Open World, Polychain Capital, Selini Capital, Stix, Syncracy Capital and others, to support the launch of a first-of-its-kind $IP token digital asset treasury strategy.

This transaction represents a strategic milestone for Heritage, making it the first Nasdaq-listed company to adopt $IP as its primary reserve asset. $IP is the native token of Story, a blockchain that enables users to register their intellectual property onchain and add usage terms via smart contracts, thus allowing humans and AI agents the ability to transact in and monetize IP simply and easily. $IP is used to pay for transactions on Story, meaning that if more and more users take advantage of the network’s functionality, the token itself will become more valuable. $IP can also be used for yield-generating activities such as staking and validation. Heritage’s strategic investment in $IP reflects a broader shift in how public companies approach strategic reserves – not just as stores of value, but as vehicles for growth, yield, and long-term alignment with transformative technologies.

1Source: “The Value of Intangible Assets of Corporations Worldwide Rebounds to All-Time High of USD 80 Trillion in 2024,” WIPO, February 28, 2025.

Through ecosystem apps like Aria and Ablo, Story has already supported the tokenization of hundreds of thousands of digital assets, powering collaborations with artists, brands, and intellectual property from world-renowned names including Justin Bieber, BTS, Blackpink, Adidas, and Crocs. In 2024, Story partnered with Stability AI to bring transparent licensing and compensation tracking to open-source model training pipelines. In Q3 2025, Grayscale also launched the Story Trust, providing institutional investors with regulated access to $IP through a traditional financial product. Poseidon, an AI-native incubation launched in July, extends Story’s infrastructure into the realm of decentralized training data, enabling rights-cleared datasets for physical AI like robotics, AR/VR, and autonomous systems. Through its partnership with the foundation behind Web3’s first programmable, productive digital primitive designed for staking, licensing, and powering real-world AI workflows, Heritage gains early exposure to the tokenized IP economy while directly participating in its evolution.

This transaction is structured as a Private Investment in Public Equity (“PIPE”) offering involving a token exchange component. Heritage is expected to raise $100M via the sale of common stock and/or pre-funded warrants to purchase shares of common stock. In addition, Heritage will issue shares of common stock and/or pre-funded warrants to purchase shares of common stock in exchange for $IP tokens contributed from the Story Foundation at a fixed price of $3.40 per $IP token, helping to increase the number of tokens held in the Company’s treasury reserve on day one.

Story Foundation selected Heritage as its first public partner to help grow the $IP ecosystem. In addition, key strategic partners will contribute additional $IP tokens to Heritage in exchange for common stock and/or pre-funded warrants to purchase shares of common stock. At the close of the transaction, the Heritage treasury reserve is expected to receive and hold approximately 52.5 million $IP tokens with a market value of approximately $361 million (calculated based on the closing price of the $IP tokens of $6.8785 on August 10, 2025, as reported by CoinMarketCap.com).

Cantor Fitzgerald & Co. and Roth Capital Partners are serving as joint placement agents and financial advisors in the transaction. Open World, a premier U.S.-focused blockchain advisor, is advising Heritage and Story Foundation on structuring the digital asset treasury and will continue to serve as a strategic adviser to both.

Seung Yoon “SY” Lee, CEO and Co-founder of PIP Labs, Chairman of Heritage Advisory Board and original creator of Story, said: “This is the perfect moment to be innovating at the intersection of crypto, AI, and Real World Asset tokenization. Now, with the proliferation of AI, it is our belief that $IP will be viewed as the new gold and has the potential to become increasingly valuable. Story Foundation’s net cash proceeds from its $IP token sale to Heritage as part of this transaction will be used to expand the network’s reach and support market $IP repurchases, reinforcing long-term ecosystem alignment.”

“This transaction represents a bold leap forward, not just for Heritage, but for how public companies can participate in the digital asset economy,” said Justin Stiefel, CEO of Heritage. “For more than a decade we have been a leader in our industry, and because we know the value that intellectual property brings to creators and owners, we see $IP as a new category of strategic reserve to advance multiple pieces of the next decade of AI’s growth. As the first craft distiller in the U.S. to create a cryptocurrency treasury reserves policy, we are once again leading the way in this digital space.”

Also involved in this strategic transaction are respected crypto and tech leaders who have acted as advisors to the transaction and are expected to continue to advise Heritage to support the company’s strategic direction, bringing together deep expertise across capital markets, crypto, and AI:

●	S.Y. Lee – Advisory Board Chairman (Founder and CEO of PIP Labs, original creator of Story)
●	Phil Blows – Chief Investment Officer Appointee (Co-founder of -AQRU and B2 Capital Management)
●	Ben Sternberg – Strategic Finance Advisor (PIP Labs CFO, former CFO at Radish, Founder of Fexy Media)
●	David Lee – Board Member Nominee (former Google Executive, former Chief Corporate Development Officer 451 Media)
●	Erick Zhang– Board Member Nominee (Founding Partner of Nomad Capital, former Head of Research at Binance, former CEO of CoinMarketCap)
●	Ravi Kaza – Special Advisor to the Board and Digital Assets Committee (CIO, Arrington Capital)

“Story was built to turn intellectual property into an investable, programmable asset, and this reserve shows how we’re doing that at scale,” said Matt Shaw, Story Foundation Director. “Through this structure, public market investors can gain exposure to $IP via equity without navigating wallets or token infrastructure. In line with our commitment to ecosystem alignment, 100% of the Foundation’s net cash proceeds from this $IP token sale will be used to repurchase $IP in the open market within up to 90 days. This deal reflects responsible governance and strong partner alignment, while giving Heritage early positioning in one of crypto’s most exciting real-world asset classes.”

The PIPE transaction is expected to close on or about August 13th, 2025 subject to satisfaction of customary closing conditions.

###

About Story

Backed with $136 million from a16z crypto, Polychain, and Samsung Ventures, Story launched its mainnet in February 2025 and has rapidly become the leading blockchain infrastructure for tokenized intellectual property. Story is a blockchain purpose-built to make intellectual property a programmable digital asset with embedded rights. It enables creators, developers, enterprises, and AI labs to turn media, data, and AI-generated content into programmable, legally enforceable digital assets, fueling use cases across AI, entertainment, robotics, and more. Designed for scale, Story bridges the gap between outdated legal frameworks and the realities of AI-era creation, making it possible to track provenance, automate licensing, and unlock new markets for ideas. As the foundation for $IP’s evolution into an internet-native asset class, Story powers a more open, equitable, and composable creative economy. Learn more at https://www.story.foundation.

About Heritage Distilling Company, Inc.

Heritage is among the premier independent craft distilleries in the United States offering a variety of whiskeys, vodkas, gins, rums and ready-to-drink canned cocktails. Heritage has been North America’s most awarded craft distillery by the American Distilling Institute for ten consecutive years out of the more than 2,600 craft producers. Beyond this remarkable achievement, Heritage has also garnered numerous Best of Class, Double Gold, and Gold medals at esteemed national and international spirits competitions. As one of the largest craft spirits producers on the West Coast by revenue, the company is expanding its presence nationwide through a diverse range of sales channels, including wholesale, on-premises venues, e-commerce and the innovative Tribal Beverage Network (TBN). The TBN initiative, a groundbreaking collaboration with Native American tribes, focuses on developing Heritage-branded distilleries, unique tribal brands and tasting rooms tailored to tribal communities. By serving patrons of tribal casinos and entertainment venues, the TBN creates meaningful economic and social benefits for participating tribes, while providing an additional avenue for tribes to exercise and strengthen their sovereignty. This unique partnership reflects Heritage’s commitment to innovation, community engagement and sustainable growth.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements.

Any forward-looking statements in this press release are based on Heritage’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the PIPE and related transactions, including the proposed digital asset treasury strategy, the risks associated with the transaction described herein, the value of the Story $IP token, the stability or demand of the Story network or the performance of Heritage’s stock after the transaction closes, the ability of the Company to execute on its treasury reserve plans, the Company’s plans to purchase $IP tokens, Story Foundation’s plans to repurchase $IP tokens, the Company’s proposed digital asset treasury strategy, the digital assets to be held by the Company, the anticipated yield strategies, the potential for $IP to become more valuable, and future performance. These and other risks concerning Heritage’s programs and operations are described in additional detail in its registration statement on Form S-1, and its latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and annual 10-K filings, which are on file with the SEC, as well as well as the supplemental risk factors to be included in a Current Report on Form 8-K to be filed by the Company with the SEC. Heritage explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact

(800) 595-3550

ir@heritagedistilling.com

Exhibit 99.2

INTRO TO STORY

Leading Tech & Crypto VC a16z Led All Three Funding Rounds of the Main Development Company Behind Story and One of the Top Holders of $IP Token.

Total raised

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